Exhibit 10.5

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Phase I Wind Farm Project of Inner Mongolia
Xilingol League Tianhe Wind Energy Development Co., Ltd. of GD Power
Contract of 49.3MW Wind Power Generating Set Facilities

Contract No.: GDNMGXNYABGQFDYQSB2010-001

Buyer: Xilingol League Tianhe Wind Energy Development Co., Ltd.
Seller: Wuhan Guoce Nordic New Energy Co., Ltd.

Date: June, 2010
Place: Hohhot City, China

Contracting parties:	Xilingol League Tianhe Wind Energy Development Co., Ltd. (hereinafter referred to as Buyer)
Wuhan Guoce Nordic New Energy Co., Ltd. (hereinafter referred to as Seller)

The Buyer and Seller have reached agreement and agreed to sign the Contract in accordance with the following articles.

Concerning that the holding company of Xilinguolement Tianhe Wind Energy Development Co., Ltd. is Inner Mongolia New Energy Development Co., Ltd. of GD Power, so the Inner Mongolia New Energy Development Co., Ltd. of GD Power shall be the authentication party of the Contract.

Definitions

The terms used in this document and in the appendix are hereby defined.

1.	“Buyer” refers to Xilingol League Tianhe Wind Energy Development Co., Ltd., including the legal representative, successor and assignee of the legal person.

2.	“Seller” refers to Wuhan Guoce Nordic New Energy Co., Ltd., including the legal representative, successor and assignee of the legal person.

3.	“Contract” refers to this document and all parts of its appendix.

4.	“Contract Price” refers to the part specified in Chapter 3 herein.

5.	“Effective Date” refers to the effective date of the contract specified in Chapter 17 herein.

6.
“Technical Materials” refers to documents (including drawings, various captions, standards and various kinds of software) related to the design, manufacture, supervision, inspection, installation, debugging, acceptance and performance acceptance test and technical instruction concerning the contractual equipment and the wind farm, and files applied to the correct running and maintenance of the contractual wind farm as specified in Appendix 3 of the contract.

7.
“Contractual Equipments” refers to the machines, device, materials, things, special tools, spare parts and all other things that are to be supplied by the seller in accordance with the contract; as listed and specified in Appendix 2 of the contract.

8.
“Supervision” refers to that the buyer dispatches or the buyer entrusts a qualified supervisory organization to dispatch a representative or representatives to supervise the quality of the key parts of the contractual equipments provided by the seller and the production of the set parts at the manufacturer of fan set parts in ways of documentary witness and on-site witness during the process of manufacturing the contractual equipments. This kind of quality supervision does not relieve the seller of liabilities for the quality of the contractual equipment quality.

9.	“Supervision Representative” refers to the personnel dispatched by the buyer or the supervisory organization entrusted by the buyer to conduct supervision of the contractual equipment.

10.	“Unit Set” refers to the generic terms of all the fan set, auxiliary equipment and systems connected on one power line.

11.
“Performance Acceptance Test” refers to the test to be made in accordance with the requirements of Appendix 5 herein for checking the guaranteed performance value specified in Appendix 1 of the contract.

12.
“Assessment of the Power Characteristic Curve” refers to that the tenderee designates the power curve inspection period at his own option according to the wind status and production running at site within the quality guarantee period, to conduct assessment of the power curve of each fan recorded by the central monitoring system of the wind turbine or the power curve actually measured on site in accordance with IEC61400-12 during the above inspection period.

13.
“Preliminary Acceptance” refers to the buyer’s acceptance of the contractual equipment of the set when the performance acceptance test results indicate that the equipment have reached the guarantee value as stipulated in Appendix 1 of the contract.

14.
“Pre-acceptance” refers to the acceptance entering quality guarantee period after meeting the pre-acceptance standards specified in the contract through installation, debugging and trial run of the equipments supplied by the seller. The pre-acceptance certificate is the documentary evidence indicating the buyer’s acceptance of the pre-acceptance results and it shall be signed by both parties after the unit set passes the 250-hour trial run.

15.
“Quality Guarantee Period” refers to that after the unit set is qualified with 250-hour trial run; during two years from the date when the two parties sign the pre-acceptance certificate, the contractual equipment meet the stipulations under the contract (including the guarantee values of the power characteristic curve and the availability rate)

16.	“Final Acceptance” refers to the buyer’s acceptance of the contractual equipment of the set after the quality guarantee period expires.

17.	“Day, Month and Year” refers to the day, month and year by Gregorian calendar; “Day” refers to 24 hours; “Week” refers to 7 days; “Year” refers to 365 days.

18.	“Power Generation Farm” refers to Huitengliang Tianhe Wind Farm.

19.
“Technical Service” refers to such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller. See Appendix 7.

20.	“Site” refers to the Huitengliang Tianhe Wind Farm. It is the place where the buyer will install the contractual equipment.

21.	“Mandatory Spare parts” refers to the spare parts required during the installation and debugging.

22.	“Generator Sets” refers to a complete set of system consisting of wind power generator sets and their auxiliary equipment.

23.	“Written Documents” refers to any manuscript, typed or printed documents with an organization’s official seal or the signature of the legal representative or its authorized person.

24.
“Sub-contractor” refers to another legal person and her/his successor and an assignee with the approval of this legal person who is subcontracted the five large parts within the contractual scope of supply by the seller.

25.
“Last Delivery” refers to that after the delivery of this batch of goods, the total value of the delivered goods of the contractual equipment accounts for over 98% of the price of such contractual equipment, and the undelivered equipment shall have no impact on the installation, debugging and performance acceptance test of the entire set.

26.
“Equipment Defect" refers to such situations that the contractual equipment (including parts, raw materials, castings and forgings, original parts and etc.) fail to meet the requirements of performance and quality standard specified in this contract as caused by design, fabrication error or ignorance of the seller.

27.
“Miscellaneous Freight” refers to the freight of road, water, railway, air transportation for the delivery of contractual equipment from seller’s departure station to the destination, as well as the insurance fee and all kinds of expensed incurred during the transportation.

Chapter I Subject Matter of Contract

This contract is subject to the principle of trading voluntariness.

The equipment as agreed herein will be used in the Huitengliang Tianhe Wind Farm.

1.1 Name, Specification (Model) and Quantity of Equipment

Equipment name: wind generating set;
Equipment specification (model): see technical specification;
Equipment quantity: see technical specification.

1.2 All equipment supplied by the Seller shall be totally new, technically advanced, secure, economical, mature and reliable.

1.3 Technical specification, technical and economic indicators and performance of the equipment shall be according to Appendix 1 hereof.

1.4 Scope of supply as to contractual equipment provided by the Seller shall be according to Appendix 2 hereof.

1.5 Technical documentations provided by the Seller shall be according to Appendix 3 hereof.

1.6 Delivery progress as to the Seller’s supply shall be according to Appendix 3 and Appendix 4 hereof.

1.7 Technical services provided by the Seller shall be according to Appendix 7 hereof.

1.8 Supervision, inspection and acceptance by the Buyer of the equipment provided by the Seller shall be according to Appendix 5 hereof.

1.9 The Seller shall provide transport and insurance of the equipment.

Chapter II Scope of Supply
2.1 See Appendix 2 hereof for scope of supply herein.

2.2 Scope of supply herein includes all devices, technical documentations, technical services, special tools and spare parts; where any omission or lack of items is found during the execution hereof, such items as devices, technical documentations, special tools and spare parts, which are not included in the list of delivery or packing list but are clearly defined in the scope of supply by the Seller and are necessary for satisfying the requirements of performance guarantee value upon contractual equipment as specified in Appendix 1 hereof, or which are required for operation of the contractual equipment or meeting examination and repair conditions, shall be for free supplied by the Seller, without causing any expense to the Buyer.

Chapter III Contract Price

3.1 Total contract price is RMB 230 million Yuan (in words: RMB two hundred and thirty million Yuan Sharp).

3.2 Total contract price includes any and all expenses arising out of or from contractual equipment (inclusive of special lifting devices, tools and spare parts), technical documentations, technical services, as well as any and all expenses relating to this contract like taxes of the contractual equipment.
Equipment price herein includes taxes, technical documentation fees, loading fees when the equipment is delivered, transport costs, packing charges of all equipment and related expenses caused by importing matching devices for contractual equipment, which shall be paid by the Seller.

3.3 See Appendix 6 for breakdown prices of the contractual equipment.

3.4 Total contract price shall remain unchanged during the period of validity hereof.

Chapter IV Payment

4.1 The currency used in this contract is RMB.

4.2 The mode of payment is cash or bill.

4.3 Payment of contractual equipment expenses:

4.3.1 Advance:

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Where the following vouchers provided by the Seller have no error in examination within [****] as from the date when this purchase contract is signed, the Buyer shall pay to the Seller [****] of [****] as advance.

➢	Irrevocable performance security issued by the Seller’s opening bank in favor of the Buyer, whose amount is equal to [****] of [****] (one original and one copy);

➢	One legal original of financial voucher issued by the Seller, whose amount is equal to [****] of [****];

➢	The Seller shall give written notice to the Buyer of specific date of receiving advanced according to the certificate of collection of payment issued by the Seller’s bank.

4.3.2 Progress payment

Where the following vouchers provided by the Seller have no error in examination within [****] as from the date when this purchase contract is signed, the Buyer shall pay to the Seller [****] of [****] as stock payment.

➢	One legal original of financial voucher issued by the Seller, whose amount is equal to [****] of [****];

➢	One copy of purchase contract for raw materials and purchased parts or relevant certificates;

➢	Production scheduling.

4.3.3 Payment after arrival of goods

The Seller shall deliver required sets of equipment to the place of delivery in sequence of delivery and within specified time, and pay [****] of [****]. Further, the Seller shall supply to the Buyer the following vouchers, and shall pay corresponding accounts within [****] after these vouchers have no error in examination by the Buyer.

➢	Detailed packing list of these sets (two originals and four copies);

➢	Certificate of inspection for quantity and quality of these equipment (two originals and four copies);

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

➢	Four copies of insurance contract for all risks of freight transport against which the Seller purchases insurance with [****] of [****] in favor of the Seller;

➢	One original and four copies of “Inspection Certificate” for the batch of equipment signed by the representative authorized by the Buyer;

➢	One original of legal financial voucher for amount to be paid for each set, issued by the Seller.

4.3.4 Installation payment

The Buyer shall, within [****] after the equipment is installed, [****] of [****] according to the [****].

➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of total equipment price calculated according to the [****].

4.3.5 Pre-acceptance payment

The Buyer shall, within [****] after the equipment is adjusted and pre-accepted, pay [****] of the [****] according to the [****].

➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****] calculated according to the [****].

➢	Pre-acceptance certificate provided by the Seller and signed by the Seller and the Buyer (two originals and four copies).

4.3.5 Quality assurance payment

[****] of [****] is used as equipment quality assurance money.

Where no quality problem arises one year as from expiration of quality assurance period of the contractual equipment, all performance indicators reach assurance values as provided for in the appendixes hereto, and the Seller provide the following vouchers which meet no error in examination, the Buyer shall pay to the Seller [****] of [****] within [****].

➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****].

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Where no quality problem arises [****] as from expiration of quality assurance period of the contractual equipment, all performance indicators reach assurance values as provided for in the appendixes hereto, and the Seller provide the following vouchers which meet no error in examination, the Buyer shall pay to the Seller [****] of [****] within [****].

➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****].

➢	Four copies of final acceptance certificate for the contractual equipment.

4.4 As for time of payment, the date of acceptance of the Buyer’s bank is taken as actual date of payment.

4.5 The Seller shall, according to execution progress of this contract and the Buyer’s requirements, timely provide to the Seller the originals of value added tax invoices for contract advance, stock payment, payment after arrival of goods, pre-acceptance payment and quality assurance payment.

4.6 Payment of main sub-contract and outsourced equipment

As the Buyer has no direct contractual relation with contract sub-contractor and outsourced equipment supplier, the payment of main sub-contract and outsourced equipment herein shall be made by the Seller. Provided that main sub-contract and outsourced equipment may not be delivered on schedule for some reason (where the Buyer makes timely payment towards the Seller, while the Seller fails to make timely payment towards contractor sub-contractor or outsourced equipment supplier), so as to affect construction progress, the Buyer shall be entitled to tentatively terminate payment towards the Seller. After the Seller pays to contract sub-contractor or outsourced equipment supplier related accounts, the Buyer shall continue making payment towards the Seller.

The Buyer’s behavior above does not constitute any breach, but the period shall not exceed [****].

If the Seller still fails to make payment towards contract sub-contractor or outsourced equipment supplier, the Buyer shall, for the sake of guaranteeing construction progress, be entitled to make direct payment towards contract sub-contractor or outsourced equipment supplier, which payment and relevant interests (the Buyer’s deposit interests) shall be deducted from the next payment due to the Seller from the Buyer.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.7 Deduction and payment of liquidated damages

If the Seller fails to execute the contract as required, related accounts shall be paid to the Buyer [****] after the Seller receives written notice from the Buyer and the certificate as to such liquidated damages, the Buyer shall also be entitled to deduct such liquidated damages from performance security and any account payable; if the Buyer incurs losses due to any manufacture quality problem, related accounts shall be deducted from quality assurance money.
If the Buyer fails to execute the contract as required, related accounts shall be paid to the Seller [****] after the Buyer receives written notice from the Seller and the certificate as to such liquidated damages which is accepted by the Buyer.

4.8 Any and all bank charges arising in the Buyer’s bank and relating to contract performance shall be borne by the Buyer, while any and all bank charges arising in the Seller’s bank and relating to contract performance shall be paid by the Seller.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Chapter V Delivery and Transport

5.1 The delivery date and sequence of this contract equipment shall meet the requirement of equipment installation progress and sequence of the project to guarantee the timeliness and completeness of the assembly. See Appendix 4 for the delivery time of the assembly.

5.2 Transport mode and delivery place

5.2.1 The transport of the contract equipment mainly adopts the road transport; if meeting the special case, other transport modes can be adopted, but the expenses will not change.

5.2.2 Delivery place of the contract equipment: delivery on the vehicle board of the project site.

Main engine: the project site of the wind farm (on the vehicle)

Blade: the project site of the wind farm (on the vehicle)

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

5.3 Within [****] from the date when the contract comes into force, the seller shall provide names, total weight, total volume of each batch of goods, primary delivery plan of delivery date and total product lists under the terms of this contract and total packing lists corresponding to the delivery scope of the contract, in accordance with the Appendix 4 of the contract.. [****] before the start of the expected shipment of each batch of goods, the seller shall notify the buyer of all the contents in Article (5.6) in written.

5.4 The delivery date of each batch of the contract equipment shall subject to the actual time on the delivery order. This date shall be the basis for calculating the penalty for later delivery of goods in the Article 10.9 of the contract.

5.5 Within [****] after each batch of goods are ready and shipping vehicles/ships are sent off, the seller shall notify the seller of the following contents about this batch of goods in written.

Contract No.;

(1) Contract No.;

(2) Set No.;

(3) Goods delivery starting date;

(4) Names and codes of goods;

(5) Gross weight of goods;

(6) Total volume of goods;

(7) Total packed quantities and packing modes;

(8) Names, weight, volume and quantities of each product exceeding 20 tons (including 20 tons) in weight and 9m×3m×3m in size. Center of gravity and hoisting point must be indicated for each piece of such equipment (part) with sketches attached;

(9) For special products (equipments or substances having special requirement for environmental factors such as temperature and vibration and explosive, flammable and poisonous substances and other dangerous products), special indications must be made for its name, code, quality, special protective measures, storage method and accident treatment methods;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(10) Supply list of this batch of equipment.

5.6 Products not invoiced in Appendix 4 shall be delivered on the basis of installation progress.

5.7 The buyer can dispatch a representative to the seller’s factory and shipment station to check packing quality and monitor loading situation. The seller shall inform the buyer of the delivery date [****] in advance. If the representative of the buyer can not participate in inspection in time, the seller has the right to send out goods. Inspection and monitoring of the above mentioned representative may not relieve the seller of its due liabilities.

5.8 After the arrival of each batch of equipment, the buyer will notify the seller to check the pieces of the goods at the designated arrival place. After affirming that the appearance and packages of the goods are intact, the authorized representative of the buyer will sign the “receiving bill” in duplicate together with the site representative of the seller; the bills are held by both parties separately.

If the packages are damaged in the process of transport, the authorized representative of the buyer will examine the equipment or parts in damaged packages together with the site representative of the seller. If the equipment or parts are affirmed to be intact, the “receiving bill” can be signed. Once the equipment or parts are found to be lost or damaged, the seller shall notify the insurance company and the transportation department timely, and supply the lacked goods as quickly as possible.

5.9 After taking over each batch of equipment, the buyer shall notify the seller to open the cases for examination on site together within certain time. After ensuring the completeness of the delivered goods, the authorized representative of the buyer shall sign the “examination certificate” of quadruplication of this batch of equipment with the site representative of the seller, each party holds two copies. When opening the cases for examination of the import complete equipment delivered to the site directly, the site representative of the seller shall provide tow copies of the commodity inspection certificate of the import complete equipment issued by the commodity inspection bureau to the buyer.

5.10 During the period of installation, debugging and quality guaranteeing period, in case that spare parts in the buyer’s storage for replacing damaged equipment or parts are used because of the damage or potential deflect caused by the seller’s error or neglect, the seller shall [****], and the seller shall [****] and notify the buyer.

5.11 The seller shall, in accordance with the provisions of Appendix 1 and Appendix 3, provide technical materials needed for wind farm design, construction supervision, adjustment, test, inspection, training, running and maintenance to the sell batch by batch. See Appendix 3 for the quantity and contents of the technical materials. The list of the foresaid technical materials and the delivery schedule conforming to the provisions of Appendix 3 shall be listed separately.

5.12 The technical materials are delivered in the way of postal express. After each batch of technical materials are delivered, the seller shall notify the buyer of the delivery date, mail No.; detailed list of technical materials, quantity and weight and contra ct No. etc. with fax within [****].

5.13 The actual delivery date is considered as the postal mark date on the consignment notice of the postal department. This date will be used as the basis for delay penalty calculation for any late document delivery according to Article 10.10 of the contract.

If it is found that technical documents are missed, lost or damaged after checked by representatives of the buyer or seller, the seller shall supplement and provide to the site the missed, lost or damaged parts thereof for free within [****] upon receiving notification of the buyer.

5.14 The seller shall deliver goods strictly in accordance with the delivery schedule of the contract. If the buyer requires the seller to deliver goods in advance due to the buyer’s factor, the seller shall do their possible to cooperate, but the buyer shall notify the seller in advance, in order that the seller has necessary time for production and transportation to satisfy the requirement of delivery in advance. If it is the true reason that the actual production cycle of the needed equipment and the transportation factor cannot satisfy the buyer’s requirement of delivery in advance, the seller shall understand and pay for the goods as the actual time of arrival. If the buyer requires the seller to postpone the goods delivery due to the buyer’s factor, the seller shall do their possible to cooperate and deliver goods as the new supply time required by the buyer, and the buyer’s expense will not be caused.

5.15 Receiving unit: Xilingol League Tianhe Wind Energy Development Co., Ltd.

5.16 Mailing address of the technical materials:

Unit: _______________
Address: ____________
Post code: ____________
5.17 Mailing address of the technical matching materials:
Unit: Xilingol League Tianhe Wind Energy Development Co., Ltd.
Address: _____________
Post code: ____________

Chapter VI Packing and Mark

6.1 All the goods delivered by the seller shall comply with provisions in the national standard GB191-2000 packing, storage and shipping direction mark and firm packages applicable to long-distance transport, repetitious moving, loading and unloading specified by the goods carriage acceptance department to ensure to deliver the goods safely to the installation site without any damage or corrosion.

The packaging shall be complete and intact during transport, loading and unloading process equipped with vibration-reducing and impact-proofing measures. If the packages can not prevent the equipments from damages caused by vertical and horizontal added speed during transport, loading and unloading process, the buyer shall solve the problem in the design structure of equipments.

The seller shall properly paint to the contract equipment to adapt the conditions of the long distance marine transportation and land transportation, mass hoisting, unloading, long-term open-air storage and the requirements in actual operation, thus to prevent from the damages caused by rain and snow, humidity, rust, corrosion, shock, as well as mechanical and chemical damages. If the packages and the prevention measures the seller adopting exist any flaw not conforming to the foresaid requirements, which cause the contract equipment damages (including rust-eaten), the seller shall undertake the responsibility to repair or replace the damaged parts and bear all the expenses by himself.

The seller shall package in accordance with the different forms and features of the contract equipment. The packaging shall be equipped with protective measures for preventing humidity, rain, mold, rust, corrosion and shock when needed according to equipment characteristics to ensure that the goods are safely delivered to the equipment installation site without any damage and corrosion.

Before product packaging, the seller is responsible for checking and cleaning without foreign things left and guaranteeing complete parts and components.

6.2 The seller shall clearly mark component No. and part No. in the installation daring for each bulked parts and components within the packing box. The mark shall be easy to be identified and not easy to be lost or to be erased by accident. The mark shall not impact the beautiful appearance of the whole equipment and system after installation.

6.3 The seller shall print the following marks at the four neighboring sides of each packing box in Chinese characters with striking unfading paint.

(1) Contract No.;

(2)  Destination station;

(3) Names of supply and receiving units and the code of the receiving unit;

(4) Name of equipment, set No. and drawing No.;

(5) Box No. / Piece No.;

(6) Gross weight/net weight (kilogram);

(7) Volume (length × width × height, expressed with mm).

For goods with or exceeding two tons, the side of the packing box shall be indicated with center of gravity and hoisting point with common mark and pattern for the convenience of loading, unloading and transport.

According to the characteristics of the equipment and different requirements for loading, unloading and transport, general marks such as “be careful”, “gently place”, “upward”, “anti-rain”, “moisture proof”, “no upside-down”, “heat frightening”, “be away from radioactive source and heat source”, “hoisting from here”, “centroid”, “stacking load limit”, “stacking layers limit” and “temperature limit” shall be marked at the obvious position of the box. The marks shall conform to the provisions of GB191 and GB6388.

6.4 For nude packed goods, the above mentioned relevant contents shall be indicated with metal label or directly on the equipment. Large goods shall be equipped with sufficient support or packing cushions. The expenses shall be borne by the seller.

6.5 Within each packing box, detailed packing list for names of sub-items, quantity, price and set No. and drawing No., qualification certificate, quality qualification certificate and technical description shall be attached and made in duplicate. There shall be two copies of technical instruction and quality certificate for product acceptance respectively in the packing box of the purchased parts. Another two copies of the above materials shall be sent by express.

6.6 Spare parts and special tools listed in Appendix 2 shall be packed respectively, the indication shall be made at the external side of the packing box and the word “spare parts” or “special tools” shall be marked as one-time delivery.

6.7 The seller shall stick the label on the bulk attachments in package or in bundle. The label shall be written in clear printing Chinese and marked the relevant contents of Article 6.2.

6.8 Bulked parts for all equipment shall adopt good packing method and put into suitable box, and send out within one vehicle if possible.

6.9 Latticed box and/or similar packages shall be capable of containing equipments and spare parts that may not be stolen or damaged by other substances or rain.

6.10 All ports of all pipes, pipe fittings, valves and other equipments must be protected with covers or otherwise properly protected. For the equipment needing transportation with nitrogen (N2) protection, the nitrogen shall be inflated to protect the equipment and the nitrogen gas cylinder with the indicating instrument shall be equipped.

6.11 The seller and/or other sub-contract shall not indicate any two boxes with one box No.. The packing case shall be numbered in sequence; and in the whole process of shipment, the order of the boxing numbers are consistent throughout.

6.12 For goods with bright and cleaning process surface in need of accurate assembly, the process surface shall be protected with fine and durable layer (no paint is allowed) to prevent the occurrence of rust corrosion or damages before installation.

6.13 The seller shall use packages applicable for long-distance, repetitious moving, rain prevention and humidity prevention for the technical materials delivered. The cover of each technical material package shall indicate the following contents:

(1) Contract No.;

(2) Names of supply and receiving units;

(3) Destination station;

(4) Gross weight;

(5) Box No. / Piece No..

Within each material package, one original and two duplicate copies of a detailed list of technical documents indicating technical materials’ sequence No., Document Item No., Name and pages shall be attached. The copies of the materials submitted shall subject to the provision in Appendix 3.

6.14 Where the good are damaged or lost because of the bad packing or keeping of the seller, anytime or anywhere, once validated, the seller shall be responsible for timely repairing, replacement or compensation according to Chapter 10 of this contract. When the goods are damaged or lost during the transport, the seller is responsible for negotiate with insurance company and transport-undertaking department, and at the same time shall supplement the goods as soon as possible to the buyer to meet the demand of construction period.

6.15 The side of the cabin is the marking of the buyer’s enterprise, which shall be painted by the seller before delivery, and shall be sent to the seller by the buyer in electronic mode one month before the equipment delivery.

Chapter VII Technical Service and Liaison

7.1 The seller shall timely provide such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller.

7.2 The seller shall send representatives to the site of the contractual wind farm to provide technical service and instruct the buyer through the process of installation, partial trial run, debugging and start-up according to the technical materials from the seller. And the seller shall also be liable for solving any problem concerning manufacture quality and performance that arises during installation, debugging and trial run.

7.3 The seller shall submit the plan for carrying out the services stated in Article 7.1 and 7.2 in duplicate to the buyer by mail within 1 month after the contract comes into effect.
7.4 Both parties shall determine the time of the technical liaison meeting within 15 days after initialing the contract.

7.5 The buyer is entitled to participate in the seller’s technical design; the seller is under the obligation to invite the buyer to participate in the seller’s technical design when necessary and is also liable for the interpretation of the design.

7.6 In case of big problems that call for the immediate negotiation of both parties, either of the two parties can propose a meeting and generally the other party shall agree to attend the meeting.

7.7 As to each meeting and other types of liaison, the meeting or liaison minute shall be signed and enforced by both parties. In case the contract terms and conditions are to be amended, it shall be approved by the legal representative of both parties and the amended version shall be the standard. In case the significant technical proposal and/or contractual price are to be amended, it can only be enforced after it is submitted to the approval institute of the original contract and approved.

7.8 In case the seller is to amend the scheme for installation, debugging, running and technical service proposed by the seller and confirmed by both parties at the meeting, the seller shall inform the buyer in written form for confirmation. In order to meet the requirements of site conditions, the buyer has the right to suggest alteration or amendment and shall inform the seller in written form. The seller shall take full consideration and meet the requirements of the buyer as possibly as it can.

7.9 The buyer has the right to distribute the materials related to the contractual equipments provided by the seller or the seller’s sub-contractor to all parties involved in the project, and no forms of tort thus arises. However, in no circumstances shall the materials be provided to the third party who is not involved in the project.

7.10 As to the materials of the seller and the buyer which are sealed with “CONFIDENTIAL”, both parties undertake the confidentiality liabilities and obligations.

7.11 In case the seller’s sub-contractor needs part of the technical service related to the contractual equipments or works in the site, it shall be organized by the seller and approved by the buyer. All the expenses shall be borne by the seller itself.

7.12 The seller (including subcontracting and outsourcing) shall undertake the full liability for supply, equipment, technical interface and technical service involved in the contract.

7.13 As to other equipments connected with the contractual equipments, the seller is under the obligation to provide interface and technical cooperation and no rise of the contract price.

7.14 The technicians who are sent to the site by the seller to offer services shall be experienced and competent. The technicians shall be confirmed by the buyer within 1 month after the contract comes into effect.

The buyer has the right to suggest replacing those who fail to meet the requirements, and the seller shall assign new technicians recognized by the buyer. In case the seller fails to make a timely reply to the request for replacing incompetent technicians by the buyer within 5 days, it shall be regarded as the delay of the project according to Article 10.11.

7.15 The seller shall be liable for the loss caused by the technicians’ negligence or faults in instructing the installation and debugging or by the seller’s failure in assigning personnel for instruction according to the requirements.

7.16 Refer to Appendix 7 for the specific requirements for technical service and liaison.

Chapter VIII Quality Supervision and Checking

8.1 Supervision

8.1.1 The seller should offer design, fabrication and checking standard catalog of the contractual equipment to the buyer within 1 month from the effective date of the contract. And the design, fabrication and checking standard shall conform to the stipulations in Appendix 1 and 5.

8.1.2 The buyer will consign supervision units who are qualified to carry out or the buyer itself carries out equipment construction supervision and test before leaving factory under the instruction of the buyer or the supervision units, to understand the instance of equipment assembling, checking, testing and casing quality, and sign.

The standards of supervision test are the corresponding standards listed in Appendix 1 and 5. The seller has the liability to cooperate with supervisors to offer relative data and standards without assuming any charge from them in time.

8.1.3 Refer to Appendix 5 for the supervising range and detailed supervising testing/witness item.

8.1.4 The seller should offer data as follows for the supervising test of the supervising representatives and factory stationed representatives:

8.1.4.1 Before delivering equipment materials according to the contract, producing plan of the whole equipment and producing schedule and checking project per month should be offered.

8.1.4.2 Offer supervising content and checking time for equipment 7 days before action.

8.1.4.3 Offer standards (including factory standard), drawing, data, craftwork and practical craftwork course, checking record related to the equipment supervision in the contract, and relevant files and copies as stipulated in Appendix 5.

8.1.4.4 Give working and living convenience to the supervising representatives and factory stationed representatives.

8.1.5 Supervising checking/witness (usually on-site witness) should not affect the producing schedule in gear (not including shutdown checking when significant problem appears), and should take practical producing course of the seller into account.

If supervising representatives can not arrive to the locale on the informed time from the seller, testing work of the seller’s factory can be on the rails, with the results in effect, but the supervising representatives have the right to know, consult and copy the report and results of checking and testing after (transfer to documentary witness).

If the seller checks separately without informing supervising representatives, the buy will not accept the checking results, and the seller should, at its own expense, test with the buyer’s representatives on the site.

8.1.6 Through supervision, when finding equipments and materials not matching standards and casing in the contract, supervising representatives have the right to make remarks and not to sign. And the seller should improve to ensure product quality.

No matter the supervising representatives know or claim to know, the seller has the responsibility to tell initiatively and timely the big quality defects and problems through fabrication of contracted equipment. Keeping back is not allowed and the seller should not handle separately when the supervising unit knows nothing about it.

8.1.7 No matter supervising representatives are concerned with supervision and leaving factory check, or supervising representatives attend supervision and checking, and sign the supervision and check report, it can not be considered as the seller unchaining the quality insurance responsibility under Chapter 10 of the contract, and it can not prevent the responsibility the seller should take on the equipment quality.

8.2   Factory Checking and Open package inspection

8.2.1 All contracted equipment/parts (including subcontracting and outsourcing) applied by the seller should be check and test strictly through producing process, and parts and/or the complete machine should be equipped and tested before leaving factory. All the check, test and assembling should be recorded formally. After the completion of the above work, the qualified ones can leave the factory for delivery.

And these formal recording documents and acceptance certification, as a part of technique data, should be posted to the buyer for data save. Besides, the seller should offer acceptance certification and quality certification in random files.

Test of 100% contractual equipment shall be ensured and relevant test report shall be provided in the factory leaving test of the sets.

8.2.2 When products reach the destination, the buyer should reach the locale timely after receiving the notice from the seller, and check the casing, appearance and amount according to the waybill and packing list together with the buyer. Any unconformity that is affirmed to be the seller’s responsibility by the two parties should be solved by the seller.

After the product reaching the locale, the buyer should open the box and test the amount, specs and quality as soon as possible. The buyer should inform the date of box opening test to the seller 7 day before test, and the seller should sent identifiers to attend locale test. The buyer should give working and living convenience to the identifiers from the seller.

If the seller’s personnel do not reach the locale on time, the buyer has the right to open the box and test separately, and the test results and records have the effect to both sides and are the evidence in effect when the buyer claims compensation to the seller.

If the buyer opens the box at his own option without notifying the seller, or the buyer does not open the box after 3 months when each batch of equipment reaches the site, the consequences incurred shall be undertaken by the buyer.

8.2.3 When any damage, defect, shortage or unconformity to quality standard and criterion in the contract on the equipment for the seller’s reason is found through locale test, record should made and be signed by both parties, each side keeping one as the gist for claiming repairing and/or changing and/or compensation; if the seller asks the buyer to repair the equipment, all the repairing charge should be taken by the seller.

If damage or shortage for the buyer’s reason is found, the seller should offer or change relevant parts as soon as possible after receiving notice from the buyer, with all charge taken by the buyer.

8.2.4 If the seller dissents the requirements of repairing, changing and compensation from the buyer, he should bring forward it within 7 days after receiving written notice from the buyer, or the requirements will come into existence. If dissenting, the seller should send representatives to the locale on his own expense to test again within 14 days after receiving the notice.

8.2.5 If representatives from the two parties can not be unanimous on the test records, the buyer entrust an authoritarian and independent third party testing institution / two-party authoritarian testing institution to test. The test results have sanction to both sides and the test charge should be taken by the responsible party.

8.2.6 When receiving compensation claim from the buyer under the Article 8.2.2 to 8.2.5 of the contract, the seller should repair, change or reissue the shortage as soon as possible in accordance with the stipulations in Article 8.2.7, all charge, including fabricating, repairing, carriage, and insurance should be taken by the responsible party. The compensation claim laid before will be deducted from contract fulfilling guarantee or the next payment by the buyer if the seller fails to pay it.

8.2.7 For the repairing, changing or shortage supplementing time of the equipment or parts attributed to the seller, the seller shall repair, change, or supplement the missed, lost, defective or damaged parts for free within ten (10) days upon receiving the buyer’s compensation claim, as well as bear all the direct expenses for delivering the products to the installation site and the expenses paid by the buyer for such repair, change and supplement. For the supplementing or changing time of equipment or parts for the seller’s reason, it is shall be under the principle of no affection on the construction progress of the wind farm. If it is can not be completed on time for some special reasons, the seller shall submit a written report to the buyer; the time can be properly prolonged upon the buyer’s written consent, but no later than 2 months after discovering the defect, damage or shortage, or it will be solved under Article 10.11.

8.2.8 The time of the buyer claims for compensation on the tested product will be not later than 6 months after the products being treated with open-case inspection.

8.2.9 Check in Article 8.2.2 to Article 8.2.8 is only for the test of arrival products. Though no problem is found or the seller has changed or repaired under compensation claim, it can not be taken as the seller’s unchaining of quality assurance responsibility under Chapter 10 and Appendix 1.

Chapter IX Installation, Debugging, Trial Run and Acceptance

9.1 The contractual equipment shall be installed by the buyer according to the technical documents, test criteria, drawing and instructions provided by the seller. The seller shall be responsible for the debugging with trial run with participation of the buyer. The entire installation process must be conducted with the instruction of the technical servant of the seller on site. Important procedures must be confirmed with the signature of the on-site technical servant of the seller. The important procedures are provided by the seller (see Appendix 7).

During the installation process, if problems happen when the buyer does not perform according to the specification of the technical materials of the seller with the instruction of the on-site technical servant and without the confirmation with the signature of the seller’s on-site technical servant, the buyer shall be responsible for the problems (expect equipment problems) itself; otherwise, the seller shall be liable.

9.2 Before the installation, the seller’s technician shall explain the installation method and requirement. During the installation process, the seller’s technician shall provide technical guidance and supervision service for the installation, as well as participate in the inspection and test of the installation quality of the contractual equipment with a view to meeting the guarantee index and safe & stable running.

After the installation of each set of contractual equipment, both parties’ representatives shall get further check and confirmation of the installation, and jointly sign an installation completion acceptance certificate in duplicate with one copy for each party. However, the certificate can not release the seller from the responsibility during the performance acceptance test and guarantee period, as well as liability for the inconsistence of the technical performance & guarantee and the contractual stipulations.

The acceptance of the contractual equipment after its installation shall be carried out in accordance with Appendix 1 and 5.

9.3 After both parties sign the installation completion acceptance certificate, the seller should carry out debugging in accordance with the technical specification. 30 days before the debugging, the seller shall submit the detailed procedure of debugging and both parties shall get negotiation by consensus. During the installation and debugging, if the contractual equipment fail to meet the provisions in Appendix 1, both parties shall jointly investigate and handle with the issues and timely take measures to remove the defects and/or make the successful proceeding of the installation and debugging. The debugging time shall meet the demand of the site installation; otherwise it will be treated as delaying construction period according to Article 10.11.

9.4 After the qualification of the debugging and performance test, the wind turbine shall get 240-hour, safe, continuous (except the factors beyond the wind turbine), stable trail run under load in accordance with the running mode as stipulated in Appendix 1. If the contractual equipment fails to pass the trial run, the seller shall, at his own expense, repair, change the defective equipment and repeat the trail run test. All the relevant expenses concerning the trial run shall be borne by the seller.

After the qualified trial run of the unit set, both parties shall sign the pre-acceptance certificate; and the contractual equipment shall enter into the 2-year quality guarantee period.

9.5 Performance acceptance test shall be conducted after all the equipment of each set run stably and reach the rated output for 240 hours’ consecutive and stable running. If the performance acceptance test fails to carry out on schedule attributed to the seller, the test time shall be prolonged according.

The purpose of the performance acceptance test is to verify whether the contractual equipment can meet all the technical index and guarantee index of the function and performance. The buyer is responsible for this acceptance test and the seller participates. Concerning that the assessment of the power curve guarantee and availability shall be carried out during the quality guarantee period, these two performance assessment shall not include in the performance acceptance test.

After the performance acceptance test and the contractual equipment meet all the performance guarantee value indexes as stated in Appendix 1, the buyer shall sign a preliminary acceptance certificate together with the seller within 10 days in duplicate with one copy for each party.

If the contractual equipment fail to meet one or several guarantee value indexes as stipulated in Appendix 1 and 5 of the contract, it shall be treated according to Article 9.6 and 10.6

9.6 Subject to the condition of not affecting safe and reliable run of the contract equipments, if there is certain small flaw, and that the seller repairs the above mentioned flaws within the agreed time by both parties, the seller may agree to sign the performance pre-acceptance certificate.

9.7 If the first performance acceptance test can not reach one or several performance guarantee values specified in Appendix 1 and 5, both parties shall analyze the reasons together and clarify liabilities which shall be born by the responsible party for taking measures, and conduct the second acceptance test within 2 months after the completion of the first acceptance test.

If it is attributed to the seller, he shall, at his own expense, take measures to make the second performance acceptance test meet the technical performance and/or guarantee index. The seller shall bear all the direct expenses, including but not limited to the following expenses:

Expenses for the seller’s technician participating in the second performance acceptance test;

Expenses for the buyer’s personnel participating in repair;

Expenses for the tools and equipment used in the second performance acceptance test;

Expenses for the materials and consumables, excluding the fuel, used in the second performance acceptance test;

All the expenses for transportation and insurance in removing from or arriving at the wind farm of the equipment and materials to be changed and/or repaired.

9.8 After the second performance acceptance test, if there are still one or several indexes that can not reach the performance guarantee values specified by the Appendix 1 and 5 of this contract, both parties shall study and analyze reasons together and clarify liabilities:

If it is attributed to the seller, Chapter 10 of the contract shall be executed.

If it is attributed to the buyer, this contractual equipment should be considered as passing the preliminary acceptance, and within 10 days thereafter, the representative of the buyer will sign the preliminary acceptance certificate of this contractual equipment together with the representative of the seller in duplicate with one copy for each party. But the seller is still obligatory to take measures with the buyer to make the performance of the contract equipment to reach the guarantee value.

9.9 240 hours after the stable running of the contractual equipment, if the delaying period of the performance acceptance test caused by the buyer exceeds 6 months, within 15 days thereafter, the buyer shall sign the preliminary acceptance certificate of the contractual equipment together with the seller.

9.10 Whether the performance acceptance test of the contract equipment is made once or twice, the buyer will issue the final acceptance certificate within 15 days after finishing claim from the date when the preliminary acceptance certificate is issued to one year according to the provision of Article 10.4.

9.11 Preliminary acceptance certificate issued according to Article 9.4 and 9.7 only prove that the equipment performance and parameters are accepted up to the time when the performance acceptance certificate is issued according to the contract requirement, but can not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments. Likewise, the final acceptance certificate shall also not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments.

Potential deflect reforest to the potential danger of the equipment that can not be found under normal situation during manufacturing and short-term running process. The period of liability of the seller for correcting potential deflects shall last for three years after the guarantee period expires. When such potential deflect is found (through confirmation of both parties), the seller shall repair or replace according to the specification of Article 5.11 and 10.3 hereof, as well as bear the relevant expenses.

9.12 Anytime during the process of executing the contract, for the request of the seller on checking testing, retesting, repairing or replacing work out of the need of the seller’s responsibilities, the buyer shall make arrangement to cooperate with the above mentioned work. The seller shall bear fees for repairing, replacement or labors. If the seller entrusts constructor of the buyer to process and/or repair and replace equipment, or there is re-work caused by the error of the design drawings of the seller, instruction errors of the seller, the seller shall pay fees to the buyer according to the following formula: (all the fees are calculated according to the rate at the time when the fees happen).

P=ah+M+cm
Among which:
P – total fees (Yuan)
a – labor fee (Yuan/hour · person)
h – person time (hour · person)
M – material fee (Yuan)
C – set & shift number (set · shift)
M – set & shift fee for each equipment (Yuan/set · shift)

9.13 Whether the responsibility for the loss or damage of each set of the contractual equipment is attributed to the buyer or the seller, the seller shall firstly deliver the equipment for changing or supplementing the lost or damaged equipment as soon as possible, and make determination on which party shall bear the expenses for the above equipment later.

9.14 During the service life of the equipment, if the seller intends to stop manufacturing or can not manufacture some spare parts, he shall timely recommend the upgraded or substitute products for the spare parts to the buyer. If there is no such upgraded or substitute products, the seller is liable for notifying the buyer in advance, so that the buyer shall get sufficient time to make the last order of the spare parte needed at the seller’s. Besides, the seller is liable for proving the drawing, sample, tool, mould and technical specification, etc. for the manufacture of these spare parts, to make the buyer manufacture the spare parts needed for the contractual equipment by itself. However, the buyer’s manufacture of these spare parts shall not form any infringement of the patent and industrial design. The buyer shall return the foresaid articles after its completion of use in the proper time and reasonable form and condition.

9.15 Within 15 years from the effective date of the contract, the seller is liable for providing all the new or improved running experiences and improved information about technology & safety related to the project. The seller’s provision of such documentary information shall not form any transfer of any patent, technology and production license; and the buyer’s use of such information shall not form any infringement. However, the buyer shall never provide such information to any third party having no concern with the project.

9.16 Assessment of the guarantee power curve

During the quality guarantee period, the tenderee can, at his own option, determine the power curve inspection period and organize the single-unit power curve performance assessment according to the wind status and production running at site.

The buyer shall organize the assessment acceptance of the power characteristic curve and the seller participates. The assessment acceptance shall be verified by the third party (refers to the test and/or authentication institute accepted by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China). For the verification method, refer to the guarantee and assessment of the wind turbine power curve in “4.2 Quality Guarantee” of Volume III Technical Specification.

If no third party accepted by both parties can be determined within 30 days from the buyer’s consultation suggestion, the buyer himself shall be entitled to employ an internationally accepted test and/or authentication institute or such an institute accepted by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China, and the assessment results shall be the final. Expense for the first assessment shall be borne by the buyer.

If the power curve performance assessment fails to meet the index, which is attributed to the seller, he shall, at his own expense, make the contractual equipment reach the assessment index with 3 months, and the expense for the second assessment shall be borne by the seller. Even if the second assessment meets the standard, the seller shall be liable for compensating the power sale loss (power generation loss×on-grid price) corresponding to the power generation loss resulted for the unqualified guarantee power curve during the period from the commissioning of the fan to the qualification of the second assessment. For the calculation method of the power generation loss, refer to the guarantee and assessment of the wind turbine power curve in “4.2 Quality Guarantee” of Volume III Technical Specification. If the second assessment acceptance is still unqualified, it shall be regarded as the seller’s breach of contract and treated according to Article 10.7.

9.17 Assessment of the guarantee availability

The assessment period of the availability of the unit set and the single unit shall last for 24 months from the signature of the certificate for successful trial run. The availability shall be assessed annually (the assessment year can be different from the calendar year). Refer to the assessment of the equipment’s availability during the quality guarantee period in “4.2 Quality Guarantee” of Volume III Technical Specification for the verification method. The assessment expense shall be borne by the buyer. If the final acceptance fails to meet the index, which is attributed to the seller, the quality guarantee period shall be prolonged accordingly. The seller shall, at his own expense, make the contractual equipment reach the assessment index with 3 months, and the expense for the second assessment shall be borne by the seller. Even if the second assessment meets the standard, the seller shall be liable for compensating the power sale loss (power generation loss×on-grid price) corresponding to the power generation loss resulted for the unqualified availability in such assessment year. For the calculation method of the power generation loss, refer to the assessment of the equipment’s availability during the quality guarantee period in “4.2 Quality Guarantee” of Volume III Technical Specification. If the second assessment acceptance is still unqualified, it shall be regarded as the tenderer’s breach of contract and treated according to Article 10.7.

Chapter X Guarantee and Claim

10.1 Guarantee period of each set of contract equipment refers to two years (the Final Acceptance Certificate is signed) since the Pre-Acceptance Certificate of the contract equipment is signed and issued. The specific contents of the guarantee period shall be carried out according to the relevant articles in Chapter 9 and Chapter10.

10.2 The Seller shall guarantee that the supplied contract equipment is completely new with advanced and mature technology and fine quality, and the model selection of the equipment conforms to the requirements of safety, reliability, economic operation and easy maintenance.

The Seller shall guarantee that the technical data delivered according to the Appendix 3 is complete, uniform, correct and accurate in contents and can meet the design, installation, debugging, operation and maintenance requirements of the contract equipment.

The guarantee period undertaken by Seller for each set of contract equipment shall become due when the Buyer issues the Final Acceptance Certificate of the contract equipment.

10.3 During the Contract execution period, if the equipment supplied by the Seller is defective and the technical data is erroneous, or rework or rejection is caused due to the wrong direction and negligence of the technical personnel of the Seller, the Seller shall immediately replace and repair for free. If replacement is necessary, the Seller shall bear all site installation costs, and the replacement or repair term shall be within 1 month from the date when it is confirmed that the responsibility shall be undertaken by the Seller, otherwise, the Seller shall carry out in accordance with the Article 10.11.

The equipment damaged because the Buyer is not constructed and installed according to the technical data, the drawing and the instruction manual provided by the Seller and the guidance of the onsite technical service personnel of the Seller shall be repaired and replaced by the Buyer, but the Seller shall liable for supplying the parts for replacement as soon as possible, and shall transport the emergency parts required by the Buyer in a fastest way. All costs shall be borne by the Buyer.

10.4 After the guarantee period of each set of equipment specified in the Contract is expired, the Seller shall issue the Final Acceptance Certificate for guarantee expiration of the contract equipment to the Seller. The premise is that the Seller shall accomplish claim and compensation lodged by the Buyer before guarantee expiration. However, the Seller shall not be liable for the loss due to improper maintenance, false operation and normal abrasion.

10.5 During the guarantee period, if the Buyer finds that the equipment is defective and does not meet the specifications of the Contract, and the Seller shall be liable for it, the Buyer will have right to lodge a claim with the Seller. If the Seller dissents, the two parties shall carry out according to the Article 8.2.4 and Article 8.2.5. Otherwise, the Seller shall immediately repair for free, replace, compensate or commit the Buyer to arrange overhaul after receiving the claim documents of the Buyer. The replacement cost in the installation site, the transportation expenses and the insurance expense shall be borne by the Seller.

10.6 If the defective equipment is required to be replaced or repaired due to the Seller’s responsibilities to cause the contract equipment to be stopped in transit or its installation to delayed, the guarantee period of the contract equipment shall be delayed correspondingly according to the actual delay time for repair or replacement.

10.7 After the performance acceptance test specified in the Chapter 9, if one or more guarantee indexes specified in the Appendix 1 are not reached after the second acceptance test (due to the Seller’s reasons) and the power curve check or the availability check does not reach the standards or there are quality problems due to the Seller’s responsibilities, the Seller shall bear the penalty, and the Buyer shall have right to select one or more of the following remedial measures:

1) The quality guarantee period shall be prolonged, the Seller shall repair at Seller’s expense and pay the energy output loss of the Buyer before reaching the performance guarantee value in a penalty way, calculate the penalty time till the Buyer signs the Final Acceptance Certificate after reaching the performance guarantee value;

After submitting the penalty, the Seller shall be still liable for taking various measures at the Seller’s expenses within the defined time of the Buyer to ensure that the equipment reaches all performance indexes specified in the technical part of the Contract, namely the date when the Buyer acknowledges that the contract equipment can be accepted and issues the Final Acceptance Certificate. If the Seller does not repair the defective contract equipment within the defined term of the Buyer, the Buyer will have the right to ask other qualified suppliers independently to eliminate the defects or unconformities to the Contract, and all costs and risks thereof shall be borne by the Seller.

2) The energy output loss of the Buyer within 20 years shall be calculated according to discount rate 8%. After the Seller pays the above penalty, the responsibilities of the Seller within the range of liability for compensation shall be released, and the Buyer shall sign the Final Acceptance Certificate.

The performance penalty amount not reaching a penalty calculation unit shall be calculated according to the actual deviation.

If more items or more points of the above performance guarantee indexes do not reach the guarantee value simultaneously, the penalty limit is the sum of all penalties.

The performance guarantee required in the Contract appendix and excluding in the above articles shall be within the check range.

After submitting the penalties, the Seller shall still have reasonability to provide the technical assistance, and shall take various measures (including equipment replacement) to ensure that the equipment reaches all economic indexes and the technical requirements of the Contract (see Appendix), and all costs shall be borne by the Seller.

After the Seller pays all penalties, and the date when the replacements supplied by the Seller are accepted by the Buyer, namely the date when the Buyer acknowledges that the contract equipment can be accepted preliminarily and issues the Preliminary Acceptance Certificate.

10.8 If the contract equipment has very serious defects due to the Seller’s responsibilities during the guarantee period (if the equipment performances do not reach the requirements, etc.), the guarantee period will be 1 year after the defects are removed.

10.9 If the Seller does not deliver in the delivery term specified in the Appendix 4 of the Contract not because of the Buyer’s reasons or because the Buyer requires delaying delivery (except the force majeure), the actual delivery term shall be accounted according to the Article 5.1 and Article 5.4, and the Buyer shall have the right to charge the penalties in the following proportions:

Delay for 1-4 weeks: the penalty amount of each week is 1 % of the amount for the lately delivered equipment;

Delay for 5-8 weeks: the penalty amount of each week is 2 % of the amount for the lately delivered equipment;

Delay for 9 weeks: the penalty amount of each week is 4 % of the amount for the lately delivered equipment;

Delay for less than 1 week: the penalty amount is calculated according to one week.

The total sum of the penalties for the lately delivered equipment shall not be over 10 % of the total price of the contract equipment.

The Seller shall pay the penalties for late delivery, and the Seller’s obligation of continuous delivery shall not be released according to the Contract.

When the equipment with significant influences are delivered lately for over 3 months, the total sum of the penalties the Seller pays to the Buyer shall be over 10  % of the total price of the contract equipment. At the same time, the Buyer shall have the right to terminate partial or all articles of the Contract. In the event of any conflict between other articles and this article of the Contract, this article shall prevail.

10.10 If the data is not delivered on time in accordance with the Article 1.3 and Article 1.4 in the Appendix 3 of the Contract due to the Seller’s responsibilities to seriously influence the construction progress, the Seller shall pay the penalty of 10,000 Yuan for each item each day, and shall be penalized at the double due to the serious subsequences caused to the project. The late delivery time shall be subject to the specification of the Article 5.14.

The Seller shall submit the matching data of the project design to the project design unit within five days after receiving the Letter of Acceptance.

10.11 If the Seller causes delay during the contract execution process due to delay, negligence and / or error of the technical service of the Seller, the Seller shall pay 0.5 % penalties of the total price for the contract equipment for construction period delay every week, and the compensation of the contract equipment shall not be over 5 % of the total price of the contract equipment at the utmost. The Seller shall pay the direct loss to the seller due to the Seller’s technical service error or breach of the Contract.

10.12 The total sum of the penalties for the contract equipment borne by the Seller in accordance with the Articles 10.7, 10.9, 10.10 and 10.11, whether for single item or for more items, shall not be over 10% of the total price of the Contract.

10.13 The Seller’s corresponding obligations specified in the Contract shall not be released due to the payment of late delivery penalties.

10.14 If the Buyer delays in payment due to the Buyer’s reasons, the Buyer shall pay the corresponding interests. The corresponding interests for Buyer’s delay in payment shall be calculated according to the national deposit interest rate, and the total interests shall not be more than 5% of the deferred payment amount. The Seller shall not influence the delivery progress due to the late payment of the Buyer.

10.15 The Seller shall guarantee that the time for the power transmission of the first unit to the synchronization of the final unit is not more than 20 days (the Buyer shall guarantee that the time for the power transmission of the first unit to the final unit is not more than 10 days, and if any, it shall be postponed according to the exceeding part); the Buyer shall deduct one ten-thousandth of the total price of the Contract from the Seller for delay every day due to the Seller’s reasons.

10.16 The time for synchronization of the final unit to pre-acceptance accomplishment of all units shall not be more than 30 days; the Buyer shall deduct power sales revenue loss from the total price of the Contract for delay every day due to the Seller’s reasons.

10.17 Performance bond

10.15.1 Within one month after the Contract becomes effective, the Seller shall submit the performance bond to the Buyer before the Buyer pays the prepayment.

10.15.2 The performance bond is 10% of the total price of the Contract, which is irrevocable and takes the Buyer as the beneficiary.

10.15.3 If the Seller does not fulfill the Contract and causes loss to the Buyer, the performance bond shall be paid to the Buyer as the compensation to the loss.

Chapter XI Issuance

11.1 The Seller shall cover all transportation insurances of 110% of the contract equipment price in the insurance company for each set of contract equipment by taking the Seller as the beneficiary according to the transportation ways of water transportation, land transportation and air transportation, and the insurance range is from the Seller’s warehouse to the delivery site (including unloading).

11.2 If the Seller does not cover the transportation insurances for each set of contract equipment, the Buyer shall have the right to deduct 20% of the freight and miscellaneous charges from that of the contract equipment (and deduct the insurance expenses of the equipment in the Contract) according to the Contract. Moreover, the joint and several liabilities thereof shall be undertaken by the Seller.

11.3 The Seller shall provide the Buyer the copy of the insurance contract before 20 days each set of contract equipment is delivered; if the Seller does not provide in time, the Buyer shall consider that the Seller does not cover the insurances for the contract equipment, and shall carry out in accordance with the Article 11.2.

11.4 If the each batch of contract equipment and / or documents delivered are lost or damaged, the Seller shall contact the issuance company for claim. If such loss or damage does not belong to the compensation range of the issuance company, the Seller shall be liable for completing and replacing the equipment or compensating the Buyer.

11.5 Life accident insurance

     The Seller shall cover the life insurance and other relevant insurances for the onsite service personnel for exempting from the any compensation liabilities of the Buyer and the relevant personnel thereof because the onsite service personnel of the Seller make rule-breaking operations or guidance to injure themselves and / or the Buyer and the onsite working personnel thereof, even the compensation liability for death.

Chapter XII Tax and fee

12.1 Seller will pay all the taxes and fees rated to this contract in accordance with applicable national tax laws, codes and regulations.

12.2 The prices contained in this contract are tax included. Taxes and fees for equipment, technical documents, service (including transportation) and imported equipment/parts are all included in the contract prices and will be paid by the seller.

Chapter XIII Subcontracting and Outsourcing

13.1 The Seller shall not subcontract the equipment / parts within the scope of the Contract without the approval of the Buyer (including outsourcing of the main parts). The contents and proportions to be subcontracted by the Seller shall be approved by the Buyer, or the Seller shall not subcontract.

13.2 The Seller shall submit the pre-selection list and qualification data of the subcontractors of partial equipment / parts and the suppliers of the outsourced equipment within one month the Contact becomes effective after the contents and proportions of the equipment / parts to be subcontracted and outsourced within the scope of the Contract by the Seller shall be submitted to the Buyer for approval. The Buyer shall review the documents of the subcontractors and the suppliers of the outsourced equipment submitted by the Seller within one month, and shall reply in written form after approval. The Seller shall select the subcontractors and the suppliers of the outsourced equipment from the lists approved by the Buyer, and shall inform the Buyer of them in written form.

13.3 Seller has the independent and self-determined purchase right of the materials and equipment and can choose any kind of purchase mode as deemed proper by him. However, in terms of the issues concerning the subcontracted and outsourcing equipment/parts, the seller shall sufficiently adopt the opinions and suggestions proposed by the buyer, which are drawn from the actual running experience and site investigation and research, so as to provide the buyer with the products conforming to both parties’ technical requirements, as well as with reasonable price.

13.4 Technical service for the equipment/parts under subcontracting and outsourcing will be handled according to Article 7.10, 7.11 and 7.12.

13.5 Seller shall assume all the liabilities under the contract for all the subcontracted equipment and parts.

13.6 Refer to Appendix 8 for the subcontracting and outsourcing contents.

Chapter XIV Change, Modification, Suspension and Termination of the Contract

14.1 Once contract becomes effective, neither party is allowed to make unilateral and arbitrary modification to the contract (including appendixes). However, either party can propose suggestions to the change, modification, cancellation or supplement of the contractual content in written form. Such suggestion shall be notified to the other party in written form and signed for confirmation by the two parties.

If the modification changes the contractual price and delivery progress, either party shall submit the detailed explanation affecting the contractual price and/or delivery time within 14 days after receiving the above modification notice. Having been approved by the two parties and signed by the legal representatives or entrusted agents (who should be entrusted by the authorized representative in written form) of both parties, as well as being examined by the original contract examining institute, the modified contract can come into effect. The relevant parts after modification shall be copied to the relevant institutes related to the original contract.

14.2 In case the seller has violation or refuses to perform the contract, the buyer will notify such party in writing. The seller shall make corrections to such violations or refusal within 14 days after receiving the notice and confirming with no error. If the corrections cannot be carried out within 14 days, correction plan shall be proposed.

If the corrections fail or correction plan cannot be proposed, the buyer shall reserve the rights to suspense the partial or full contract. For such suspension, the buyer will not issue further change order. All the costs, loss and claims incurred shall be borne by the seller. If there are other articles available with regards to such violation, such articles will apply.

14.3 If the buyer executes his suspension right, he shall be entitled to suspense the payment of the suspended parts which is payable to the seller, and claim back the advance payment to the seller of the suspended parts.

14.4 If the equipment cannot be delivered due to fault on seller side, seller shall pay penalty to the buyer with the amount of 5% of the payment for the equipment which is can not be delivered, as well as compensate for the direct economic loss to the buyer.

14.5 If seller is under bankruptcy, ownership change (being merged, consolidated, acquisitioned, dissolved or cancelled) or insolvency or carries out operation under bankruptcy just for the interest of creditor, buyer has rights to immediately notify in writing the seller or trustee-in-bankruptcy or the new owner of the contract to terminate the contract or propose different choices to trustee-in-bankruptcy, liquidator or the new owner of the contract. Depending on their reasonable guarantee the performance of such contract, the contract which was agreed to by buyer will be performed.

14.6 In case of occurrence related to Article 14.5, the buyer has rights to take over the work related to the contractual equipment from the seller, and take away all the contract equipment related design, drawing, instructions and materials in the premises of seller at appropriate time. The ownership of such items belongs to buyer. Seller will provide buyer with all the convenience for such handling so that buyer can remove above design, drawings and materials. Buyer will assume no liabilities for any direct or indirect claims against seller from termination of such contract. In addition, both parties will reach agreement on the evaluation of the performed part of the contract. Also they will handle all the consequences because of advance contract termination.

Chapter XV Force Majeure

15.1 Force majeure refers to severe natural disaster or calamity (such as typhoon, flood, earthquake, fire or explosion etc.), war (no matter declared or not), rebellion, commotion, etc. Any party of the contract , because of force majeure , and execution of the contract was influenced , will delay the time limited of pursuing the obligation of contract with the time limit equal to the duration of force majeure , but can not adjust the price of the contract due to delay caused by force majeure.

15.2 The party influenced by force majeure should notify by fax about the detail of force majeure to the other party after the occurrence of force majeure, and deliver the proving documents issued by the authority to the other party within 3 days. The party influenced should try his best to reduce the influence and the delay caused, once the influence of force majeure is finished, he should notify the other party.

15.3 If both party estimate that the influence of force majeure might be prolonged to over 120 days, each party should solve the execution problem of this contract through friendly negotiation (including delivery, installation, debugging and acceptance, etc.).

Chapter XVI Settlement of Contract Disputes

16.1 Any and all disputes arising from or in connection with this contract shall be settled by both parties through friendly negotiation; if no agreement can be reached, such disputes shall be referred to high managements of both parties for mediation; if it fails, both parties agree that either party may submit such disputes to the Arbitration Committee as provided for herein for arbitration.

16.2 The Arbitration Committee shall be Wuhan Arbitration Committee.

16.3 The place of arbitration shall be Wuhan.

16.4 The arbitration award shall be final and binding upon both parties, and both parties shall strictly follow the arbitration award.

16.5 Any and all expenses arising from or out of the above processes shall be borne by the losing party, except otherwise specified in the said arbitration award.

16.6 During arbitration, except the issues submitted to arbitration, this contract shall continue to be fulfilled.

Chapter XVII Entry into Effect of the Contract

17.1 When the following condition having been met, the contract shall enter into effect:

This contract is formally signed by the legal representatives or entrusted agents (who should be entrusted by the authorized representative in written form) of each party, and sealed with the special seal for contract.

17.2 Effective term of the contract

The effective term will start from the effective date of the contract till the issuance of “Final Acceptance Certificate”, completion of the compensation, goods delivery and goods payment.

Chapter XVIII Miscellaneous

18.1 This contract shall be subject to the Law of the People’s Republic of China.

18.2 All appendixes hereto, bidding documents, tendering documents, clarification documents and such written documents as minutes, letters and faxes confirmed by both parties shall constitute an integral part of this contract, and shall have equal legal force. Where these appendixes and the terms hereof conflict or have vague concepts, the latter shall govern; where the documents prepared in different time conflict or have vague concepts, latest ones shall apply.

18.3 Contractual obligations taken by both parties hereto shall not go beyond the provisions hereof, and either party shall have no authority to make any statements, representations, commitments of any kind or take any action which shall be binding upon the other party.

18.4 This contract lays out the terms of responsibilities, obligations, compensation and remedial of both parties. Either party shall not be obliged to bear responsibilities, obligations, compensation and remedial not specified herein.

18.5 Without prior permission of the other party, either party shall not transfer or assign to any third party part or whole of rights or obligations under this contract.

18.6 Except for the purpose of contract performance, the documents and files provided by both parties to each other under this contract shall not be provided to any third party which is not involved in “contract equipment” and related projects.

18.7 The Seller shall guarantee that the use by the Buyer of contract equipment, services and files for the purpose as provided for herein or any part hereof is free from any infringement claim raised by a third party as to patent, trademark or industrial design right.

If any infringement claim from a third party arises, the Buyer shall give prompt notice to the Seller within 7 days, and the Seller shall be responsible for negotiating with the third party and shall indemnify and protect the Buyer from any damages caused by the third party’s claim in terms of legal and economic liabilities.

Both parties hereto shall appoint two authorized representatives, who shall be responsible for directly handling technical and business problems as to “contract equipment”. The names and addresses of these two authorized representatives shall be notified to the other party at the same time when this contract comes into effect.

18.8 Where any and all correspondences, notices or requirements put forward by either party to the other party are formally written and transmitted by hand or delivered by registered letter, express, telegram, fax or e-mail to the address of the other party as specified hereinafter, they shall be deemed to have been formally received by the other party.

18.9 This contract is written in Chinese, and all documents like notices, technical documentations, specifications, minutes and letters arising during contract performance shall be written in Chinese. All documents of imported equipment like technical documentations and specifications shall have Chinese version.

18.10 This contract is executed in eight originals and ten copies; the Buyer keeps five originals and ten copies, and the Seller holds three originals.

18.11 The addresses of both parties hereto are as follows:

Signature Page

	Buyer	Seller
Name	Xilingol League Tianhe Wind Energy Development Co., Ltd.	Wuhan Guoce Nordic New Energy Co., Ltd.
Address		No. 86, Nanhu Avenue, East Lake Development Zone, Wuhan City
Postcode		430205
Contact	Liu Hongzhong	Zhang Weijun
Tel	0471-4505546	027-87985099
Fax	0471-4505546	027-87985699
E-mail	liuhz7776@163.com	market@gc-nordic.com
Bank of deposit		China Merchants Bank, Wuhan Guanggu Sub-branch
Account No.		127902268510202
Taxpayer's Registration No.		420101792400140

Signatures:
Buyer: Xilingol League Tianhe Wind Energy Development Co., Ltd. (sealed)	Seller: Wuhan Guoce Nordic New Energy Co., Ltd. (sealed)
Signatory: Huang Xiawei (signature)	Signatory: Qi Na (signature)
Signing date: June 18, 2010	Signing date: June 18, 2010
Authentication party: Inner Mongolia New Energy Development Co., Ltd. of GD Power Special seal for contract of Inner Mongolia New Energy Development Co., Ltd. of GD Power 1501050046384 (sealed)
Signatory: Huang Xiawei

Appendix 1：Description on composing and technical performance of contract equipment

1. Spec. & model

Guoce Nordic GCN1000/56.6 system is asynchronous grid connection wind turbine generator. Its rating power is o.986 MW, consists of horizontal axis, double blades, tubular tower with upwind. Its service life of design is 20 years.

2. Technical description

The GCN100/56.6 system is designed to transfer wind energy into electric energy by using a lighter and simpler wind generator than a traditional one.

The scope of operating temperature of GCN100/56.6 system is between -40℃ and 40℃, and so is that of its survival temperature; it is suitable for operating in place where the altitude is below 100m, and the design service life for all the system and its key components is not less than 20 years.

In order to ensure its smooth operation at the temperature of -40℃, the system shall be designed to fully meet the requirements for low-temperature operation in terms of mechanical, hydraulic pressure, cooling and electrical conditions.

All the key components and structural members shall use cold resistant materials, for example, use QT400-18AL for wheel hub, and Q345E for nacelle classis, support cylinder and turbine tower and so on. The operating working temperature of hydraulic system and hydraulic oil is also -40℃. The cooling system shall be added with water-and-glycol mixed solution with the mixture ratio of 45%/55% (to be adjusted), to ensure that it doesn’t freeze at -40℃. Lubricating system of main gear case is equipped with oil heater which may automatically start when the temperature is below -5℃.

In addition, all the electrical cabinets are equipped with active heating system to prevent the over-low temperature in the cabinet. Meantime, touch screen or liquid crystal screen shall use model of cold resistant to ensure system’s normal operation under low temperature. The main cable shall be dedicated cold-resistant torsional cable which may carry out torsion operation at 40℃.

Under the extreme weather conditions, the GCN1000/56.6 system can withstand extreme wind with the speed of 55.8m/s (limiting value of 10s). Under normal operation, the GCN1000/56.6 system, thanks to its unique flexible design, may alleviate load fluctuations caused by factors such as wind variation (e.g. unstable air flow produced by wake flow in turbulent flow and wind field) and wind shear and so on, so as to substantially lengthen the system’s structural life-time.

Particular flexible yawing system is to make the blower fan towards the correct wind direction combining with active yawing and passive yawing operation. Simultaneously, provide flexible damp connection for wind turbine nacelle chassis and turbine tower. Flexible and good damp design eliminates vibration accumulation caused by any load in the structure.

When the Wind Turbine Generator System stops in the maximum wind speed, blower fan design must consider the ultimate load, ultimate load keeps a direct proportion with the exposed area in the wind. Two blades design under this environment has the least exposed area in the wind which relatives to the three blades wind turbine. According to the calculation of static state load, the load of blower fan under other situation is the same as the above: for example, over run in case of electric grid failure, fast change of wind direction and etc.

The GCN1000/56.6 set belongs to slender design with the slender flexible tower. Blade, blades, turbine tower and other parts are easy to generate vibration. In order to maintain low load, calculating carefully the characteristic frequency of all parts and aforesaid attenuation yawing system and generator vibration are very necessary. For the purpose of better dynamic characteristic of wind generator, the complicated service condition of the entire wind generator will need a large amount of computer calculation and simulation.

The fixed pitch speed loss type power regulation and control under high wind speed is an important character to realize simple design. Other important simple design will be realized through the integration of yawing system (this system doesn’t need the yawing brake device commonly) and principal axis gear-box.

Chassis design provides a compact structure for blower fan, round section steel chassis connects with the gear casing with flange.

All the above-mentioned characters enable total weight of blower fan with double blades oscillation axis design 25% less than other wind generator with the same power.

Det Norske Veritas has authenticated the design.

Blades

Blades are made of fibre glass reinforced resin. Bolt to the wheel hub through steel strap crimp connection to the blade root. Paint the external plastic resin layer of blade into grey and polish, and reduce air resistance.

Blade tip can be rotated through internal device, and stop the blower fan operation if necessary. Prevent the deflexion of blade tip through hydraulic pressure column of wheel axle under normal operation. The blade tip rotation can become spoiler through releasing the pressure of hydraulic cylinder if necessary.

Wheel hub

Design of wheel hub is compact with lighter weight, and distance from principal axis of gear-box to the center of wheel hub is short. Wheel hub is made of nodular cast iron. The so-called rocker design reduces the fatigue load of the entire wind generator.

Hydraulic pressure component in the wheel hub can control the blade tip, which can be overhauled through the manhole on the wheel axle. Power is supplied through slip ring. Elliptical hole on the blade flange can adjust the blade angle of attack. When maintenance is required, wheel hub can be locked.

Gear-box

Planet gear-box will increase low rotating speed of impeller to high rotating speed suitable for the generator operation. Gear-box includes also principal bearing, which makes the wind generator very compact. Gear-box flange is connected to the chassis composed with pipes. Adopt splash lubrication and realize heat emission by connecting radiator of generator with liquid heat emission circulation. Temperature sensor indicates oil temperature and closes the wind generator when oil temperature is too high. Sensor measures oil tank temperature and fast bearing temperature. Two system of heating devices installed on the oil tank area in order to preheat lubricant in cold weather.

High-speed shaft and machinery brake

Counter shaft is connected with brake disc and two flexible brake sheets. Two brake sheets adopt brake pad without asbestos. When hydraulic pressure device is releasing（passive system）, brake sheet closes through spring. Control system will monitor the abrasion and malfunction of brake sheet.

Chassis and support cylinder

Steel welding round column chassis is very compact, and easy to be manufactured. Gear casing flange is connected to the front side of chassis, generator is connected to the back side of chassis, and lower part of chassis connects with yawing bearing through elastic material. Elastic material is used for absorption of vibration, so as to prevent the vibration of gear casing and generator being transmitted to the turbine tower, otherwise it may generate noise. Maintenance personnel can realize maintenance through manhole on the yawing bearing and chassis.

Nacelle

Nacelle provides an indoors maintenance space with a standing height for the maintenance person. The nacelle is bolted with upper part and lower part made of fibre glass reinforced polyester.

There is a heat exchanger on the external top of nacelle for emitting surplus heat of gear casing and generator. The lightning rod and wind speed anemoscope are installed on the external top of nacelle. These equipments on the top can be maintained through the door of nacelle top (If maintain out of nacelle, the protective measures should be done).

Nacelle has set personnel safety rope tying point, including safety rope tying points to entering the nacelle and top.

Sealing of the nacelle is good, which can prevent the entry of blowing dust with reliable rain proof and moisture resistance.

Yawing system

Chassis is connected with nacelle through yawing bearing, and realize blower fan towards wind direction. Three planet gear-box will operate on the inside gear of yawing bearing driven by hydraulic motor.

Under all operation conditions – yawing or not yawing - yawing system realizes small breadth and damped weaving movement of the entire wind power nacelle. Only when maintenance is required, yawing system will be locked and no movement is allowed.

The yawing system has automatic unmooring function, the setting condition of yawing counter can guarantee automatic unmooring and reset after the cable reel, simultaneously, the system has set cable reel protection device, once the automatic unmooring function is failure, while cable reel to certain extent, the cable reel protection device will send accident signal of emergency stop.

Electric system

The electric system includes high-slip asynchronous generator. The parameter is as follows:

Model	Wound-primary type asynchronous generator
Nominal power	1000kw
Number of poles	4
Rated voltage	690V
Rated current of stator	920A
Rated speed	1560 / minute
Rated slip	4%(±0.1%)
Rated power factor	0.91(0.98-1 after power factor compensation)
Frequency	50HZ
Phases	Three phase
Efficiency	97%
Winding temperature rise	H class (appraise by F class)
Winding of stator	△
Cooling-down method	Water-jacket cooling-down
Structural style	IMB10
Vibration	≤2.8mm/s
Noise	GB10069(equivalent of IEC60034-9 )
Protection grade	IP54(attached resistor of rotator is IP23)
Insulation grade	H class(not less than F class)
Rotation direction	Clockwise(from drive end to generator)
Operating mode	S1 (continuous)
Weighting	≤ 6000kg

Power can be transmitted to the tower bottom through flexible cable enwinding to two directions.

Turbine tower

Column cone shaped turbine tower is welded with steel sheets. Maintenance personnel enter from the door on the ground. Vertical ladder is set in the tower, which is equipped with drop safe guardrail. Clean the surface of turbine tower by sand-sweeping and paint for corrosion protection, and color should be the same with blade.

According to the different situation on the spot, equip turbine tower with different height, so as to adapt to the situation on the island, bank and sea.

Control system

Control system is embedded system based on a microprocessor. Control system controls the operation of entire wind generator, as well as the wind generator stillness or idling in breeze, connect with generator under normal rotating speed, adjust orientation and wind direction of wind generator, and unmooring（by rotating the nacelle）if necessary, control all functions, turn off the blower fan in case of emergency or wind power too strong. Information transmission of the blower fan control system will be done through fibre-optical (The mode of control system needs to be determined).

If the brake moment of generator disappears, if electric component failure or electric grid fluctuation, the blower fan will accelerate to high rotating speed. The control system can safely handle these situation and brake through complicated steps. The control system will send out common stop instruction if any parameter failure, such as electric grid voltage（electric grid failure）, rotating speed, power, temperature, vibration and etc. Emergency stop will be implemented in case of control system failure through “Watch-dog” function. Control system machinery brake can be realized through cutting off the power of hydraulic pressure solenoid valve by releasing blade top hydraulic cylinder pressure. Blade tip acts through centrifugal force, while brake sheet acts through mechanical spring. When electric grid fails, brake will start due to power off. Any action of machinery brake or blade tip spoiler will make the wind generator to reduce to safe low rotating speed.

The final safety measure is that there is a safety valve in the hydraulic pressure component of wheel hub, it will release oil in the oil cylinder to control blade tip if hydraulic pressure is too high, at this time, and the blower fan stays in over speed status. And then spoiler function will reduce the blower fan rotating speed.

The wind generator shall be equipped with the function of voltage penetration to guarantee it can’t be cut off from the electric grid when voltage of electric grid fluctuates, also the braking system of wind generator shall be taken complete measures for preventing oil leakage and fire.

The control system shall possess perfect network function to meet communication protocol of dispatching system, thus realizing the bidirectional data transmission of dispatching system.

Hydraulic system

Hydraulic system mainly consists of hydraulic pump station, oil circuit, control component and actuating mechanism to be as the power of brake device. Brake device is installed on the fast axis, brake disc material should comply with the requirements of low temperature, and dynamic balancing test should be made before ex-factory. The unit has equipped with two independent brake system, so as to guarantee that any condition of the wind generator unit（including load off of electric grid failure）and wind wheel rotating speed stops at maximum rotating speed. Blade tip spoiler operates based on aerodynamic force principle, which will be used directly on the ferries wheel.

Lightning protection system

Design standards of lightning protection system should meet the following requirements:

1. IEC61024	lightning protection of building
2. IEC61312	Protection of Lighting Electromagnetic Induction Pulse
3. IEC61400-24	Lightning Protection of Wind Turbines
4. GERMANISCHER LIOYD-IV-1	Wind Power Generation System
5. IEC60364-5-534	Electrical installations of buildings
Part V: Selection and Installation of Electrical Equipment
Section 534: Over-voltage Protection Element
6. IEC61643-1	Performance Requirements for Surge Protective Devices Connected to Low-voltage
7. GB50057-1994	Design code for protection of Structures against lightning

The flowing description is for the whole system

(1)	Generator will earth through main control cabinet. Main control cabinet includes also the rheostat installed between generators and grounding.

(2)	Chassis connects with foundations through special cable.

(3)
Main control cabinet of electric apparatus connected with grounding steel bar to the foundation. Main control cabinet also includes rheostat installed between generator and grounding. Rheostat exists between 220V and grounding. If any over pressures, rheostat connects quickly with grounding.

(4a)	Diameter to connect foundation cable 185 mm2

(4b)	Nacelle connects with turbine tower through slip ring

(5)	Fast axis electric separation

(6)
Control system shall possess perfect lightning protection capacity. Optic cable connection shall be adopted between fans and fan and control system. Grounding of control system shall meet requirements of relevant standard. Input amount shall be designed with sound lightning protection device. The control system shall adopt copper conductor with specified section area as the main grounding wire, and each control cabinet shall be connected with main grounding wire using cooper conductor with section area up to standard.

Figure of lightning protection system of tower foundation

  Figure 9

(6)	Grounding cable diameter connecting to foundation is 185 mm2.

(7)	Grounding cable diameter connecting to transformer is 240 mm2. Transformer Y connects at 690V side.

(8)	Turbine tower flange connects with grounding steel bar of power distribution cabinet of the turbine tower.

(9)	Grounding steel bar will be installed in the cabinet of the tower bottom and install breaker.

(10)	Grounding copper wire ring. If other grounding system should be selected, the grounding copper wire ring can be replaced.

Monitoring

The central monitoring system is designed to carry out real-time online monitoring and control for all wind-driven generators, control the start and stop of all generators, conduct fixed value adjustment, and realize other functions such as displaying the controlling operation window, generating and printing the report forms, man-machine interface, lodging, alarming, post disturbance review, analysis and so on, it also possesses the function of automatic system fault recovery. And the monitoring system shall be such that no technical data will lose under communication interrupt and all the data shall be stored for twenty years.

All the transmission and control cables shall be installed in wind farm to connect all wind-driven generators with the central monitoring system. Cables to be used for data transmission shall be connected together through simple and stable means.

The central monitoring system shall be applied with graphic and text display in Chinese, possess multi-functional interface, and can connect with dispatching and communication system to realize data upload as well as safely transmit data to remote monitoring center.

The functions shall include but are not limited to the following items:

•	displaying the following parameters: (including single machine and all the system)

1.	real-time active power and reactive power

2.	voltage )V), three-phase effective value

3.	frequency (Hz)

4.	current (A), three-phase effective value

5.	power factor

6.	wind wheel’s rotate speed (rpm)

7.	generator’s rotate speed (rpm)

8.	running time (h), (display of all generators respectively)

9.	control board’s running time (h)

10.	wind generator’s state

11.	actual effective generated energy (kWh)

12.	locate wind speed (m/s), active yawing angle

13.	generator’s temperature (℃), (display of all generators respectively)

14.	gear case’s temperature (bearing and gear of high speed shaft) (℃)

15.	gear’s oil temperature (℃)

16.	nacelle’s ambient temperature (℃)

17.	state of mechanical brake

18.
daily, monthly and yearly generated energy of each wind generator, the total daily, monthly and yearly generated energy of all wind generators, and total generated energy of both each generator and all generators during previous time

19.	fault and outage lodging within twenty years

20.	monthly, yearly or other designated period’s power curve statistics

21.	Box-type substation’s state, temperature and current

22.	converting data into other formats such as excel

23.	Functions of data statistics, analysis and summary, which may be self-defined to summary all the data and make analysis after being exported.

24.	function of emergency review to review all information of wind generator and generate curve or report forms

Cutting off the machine, displaying and sending alarming signal and again automatically start it, in case of the following conditions:

1.	low wind speed

2.	over-high wind speed

3.	cable release

4.	electric network failure

In case of any other stopped states, the wind generator shall be able to be started manually. If there are some failures of central monitoring system and control system, the wind generator shall be only started in a manual manner when it was stopped.

The central monitoring system shall possess anti-electromagnetic ability of corresponding grading so that the arrangement of components of all control and protection system could avoid the electromagnetic interference from inner electric system.

The central system provides the communication function with the monitoring system of substation and open communication protocol, so as to realize the data exchange with the monitoring system of substation.

The electric network shall be equipped with remote monitoring system to monitor the running state of wind generator and provide full functions of form making and printing for parameters including wind speed, power, yawing angle, generated energy, etc, and be able to receive dispatching data from BMS system of electric network.

The remote monitoring system shall be able to meet the requirements of remote monitoring, and the data format and communication protocol shall be compatible with other monitoring systems

 Electric link

The set adopts generator -transformer group wiring mode, box transformer outlay.

Frequency: 50Hz（+2/-2Hz）

Voltage: Un±10%

Flicker: GB12326

Harmonic wave: GB/T14549

Noises

Sound power	104 dB(A)
40dB (A) distance	470m

Electric system diagram

Figure 11: Main components of electric system

3. Collectivity technical data of Wind Turbine Generator System

No.	Description	Unit	Specifications
1	Wind Turbine Generator System
1.1	Manufacturer		Wuhan Guoce Nordic New Energy Co., Ltd.
1.2	Model		GCN1000 /56
1.3	Rated power	kW	1000
1.4	Impeller diameter	m	56.6
1.5	Cut-in wind	m/s	4
1.6	Rated wind speed	m/s	15
1.7	Cut-out wind speed（10min mean value）	m/s	22

1.8	Cut-out limit wind speed(5sec mean value)	m/s	30
1.9	Maximum wind speed proof（5sec mean value）	m/s	60
1.10	Design service life	year	20
1.11	Operating temperature	℃	-40—40
2	Blade
2.1	Blade material		Fiber glass reinforced resin
2.2	Blade amount	Piece	2
2.3	impeller rotating speed	rpm	23.0
2.4	Linear speed of blade tip	m/s	68.2
2.5	Blade length	m	27.0
2.6	Swept area	m2	2516.0
2.7	Rotation direction (look from the upper wind)		Clockwise
3	Gearbox
3.1	Number of gear stages		3 grades, 2-stage star, 1 stage parallel axes
3.2	Transmission ratio of speeding increase gearbox		67.8
3.3	Rated power	kW	1000
3.4	Model of lubricant		Mobil SHC 632
3.5	Lubrication type		Oil-splash lubrication
4	Generator
4.1	Type		Asynchronous generator
4.2	Rated power	kW	1000
4.3	Rated voltage	V	690
4.4	Rated frequency	Hz	50
4.5	Rated rotating speed	rpm	1560
4.6	Rated slip		4%
4.7	Power actor（cos φ）		0.99-1（capacitance compensation）
4.8	Protection degree		IP54
4.9	Lubrication methods		Charge lubricating grease periodically
4.10	Insulation grade		H
4.11	Model of lubricating grease		Mobiltemp 1
5	Brake system
5.1	Primary brake system		Pneumatic brake of blade tip
5.2	Secondary brake system		Fast axis mechanical disc brake
5.3	Brake protection mode		Hydraulic release /decompression brake
5.4	Hydraulic oil Model		SHC 524
6	Yawing system
6.1	Type /design		Hydraulic drive
6.2	Control		Passive /initiative wind
6.3	Lubrication methods		Charge lubricating grease periodically
6.4	Lubricating grease Model		Mobilux EP2
6.5	Yawing speed	Degree /second	0~2 adjustable
6.6	Anemoscope model		Thies 4.3518.00.000 NPN with heating
6.7	Vane model		Carlo GavazziDWS-D-DDC13 with heating

7	Control system
7.1	Computer cabinet type/design		MITA matching standard cabinet body
7.2	Manufacturer /control software development		WP3000
7.3	Software control interface		WP2035
7.4	Compensation capacitance		CAP
7.5	Rated capacity	kVAr	336
7.6	Group number		8
7.6.1	Power factor of rated output		0.98-1
7.6.2	75% power factor of rated output		0.98-1
7.6.3	50% power factor of rated output		0.98-1
7.6.4	25% power factor of rated output		0.98-1
8	Lightning protection
8.1	Lightning design standard		IEC 61400-24 Ed 1
8.2	Lightning protection measures		Refer to technical specification
8.3	Grounding resistance of blower fan	Ω	≤4
9	Tower
9.1	Type		Welding steel pipe, painting
9.2	Top /bottom diameter	m	1880/3200
9.3	steel plate	mm	10-20
9.4	Tower material		S355 J2G3
9.5	Color of appearance		RAL7035
10	Weight
10.1	Nacelle (excluding impeller)	t	29
10.2	Generator	t	4.5
10.3	Speeding increase gearbox	t	10.5
10.4	Blade	t	4
10.5	Impeller	t	17
10.6	Up section tower	t	20.1t, 34m
10.7	Down section tower	t	36.9t, 34m
11	Noise
12	Harmonic content	%	Below nation standard

Appendix 2 Supply scope of the seller and itemized price

1. Supply scope of the seller and price (RMB yuan)( need to check against main machine ),

S.N.	Description	Manufacturer	Quantity	Unit	Unit price	Total price	Remark
I	Complete machine equipment					22115
1	Nacelle cover	Jinuo/Changkai	50	set	12	600
2	Blade (including stall strip and vortex generator）	Zhongneng Wind Energy Equipment Co., Ltd / NanFeng Ventilator Co., Ltd.	50	set	82	4100
3	Generator	Xiangdian/Dunan	50	set	40	2000
4	Gear-box	Erzhong group(Deyang )	50	set	74.2	3710
5	Control system and soft	MITS/ China Shipbuilding Industry Corporation 709th Research Institute	50	set	48	2400
6	Centre control system and soft	Guoce Nordic	1	set	80	80
7	Support cylinder	CCTEC Engineering Co.,Ltd.	50	set	10	500
8	Hydraulic system, cooling, lubrication system assembly	Sichuan Crun Limitd	50	set	22	1100
9	Yawing tooth vavle	Wazhou Group/Xuzhou Lishang	50	set	11．5	575
10	Yawing drive（hydraulic motor and reducer）	Chongchi Gearbox Co., Ltd	50	set	13	650
11	Nacelle chassis	CCTEC Engineering Co.,Ltd./ Jiangsu Tian-Ming Machinery Group Co., Ltd.	50	set	10	500
12	Wheel hub and accessories	Jiangsu Tian-Ming Machinery Group Co., Ltd.	50	set	23	1150
13	Cabinet bracket	Yaxin machine	50	set	2	100
14	Arrester（including high speed shaft and brake caliper	KTR(Shanghai)	50	set	12	600

15	Elastic element（Elastic bumper block, pad）	Zhuzhou Times New Materials Technology Co.,Ltd.	50	set	7.5	375
16	Other parts（Metal screws, standard parts）		50	set	5	250
17	other accessories（including cooling liquid, electric accessories）		50	set	5	250
18	Structural member		50	set	22	1100
19	Final assembly and miscellaneous expenses		50	set	30	1500
20	Other equipment		50	set	11.5	575
1)	Connecting bolt between wheel and blade	Deke/Dengfeng	50	set	0.5	25
2)	Connecting bolt between nacelle and tower	Deke/Dengfeng	50	set	0.5	25
3)	Connecting bolt between towers	Deke/Dengfeng	50	set	0.5	25
4)	Electric accessories of electric power and control cable in tower	Anhui Huayuan Cable Group Co., Ltd./Tianjin Jinshan Cable Co., Ltd	50	set	10	500	Cryocable
5)	minitype lifting equipment within wind generator		50	set
6)	Steel ladder booster of wind generator		50	set
II	Transportation and insurance		50	set	8	400
III	Design and service				369.25
1	Basic tower design		14	working day	0.25	3.5
2	Manufacture supervision of foundation		45	persons/day	0.15	6.75
3	Manufacture supervision of tower		60	persons/day	0.15	9
4	Field installation instructions		300	persons/day	0.15	45
5	Debugging and commissioning		300	persons/day	0.15	45
6	Labor cost in 2-year guarantee period		2000	persons/day	o.1
7	(3 times in the 1st year, 2 times in the 2nd year)		15	persons/week	6
8	Field training		160	persons/day	48
9	Design liaison meeting		3	times	6
IV	Spare parts and special tools				115.75
1	Spare parts (two years after the guarantee period)		5	set	20	100	（should have special list）
2	Consumables(within two-year guarantee period)	10					Preferential price（should have special list）
3	Special tools	5.75					Preferential price（should have special list）
Total price							23000

Foundation technical information and technical instruction of foundation construction

The design unit with the related design qualification engaged by the buyer designs the foundation drawing. The seller can dispatch the specialized technician to manufacture supervision on site according to the requirement of the buyer. After the start of the project, seller will provide load data used for foundation design, grounding design requirement and embedded parts drawing.

Technicians on site dispatched by seller offer all-the-way technical instruction to each construction unit (not more than two at most) for the construction of the first foundation and put forward suggestions and advice to the buyer for the problems found during the construction process according to the survey report of soil at each engine location. For other foundations, the buyer shall strictly construct according the procedure and requirement of the first foundation construction.

Technicians of the seller will go to the site regularly and propose suggestions and advice to the buyer according to construction situation in written form during foundation construction.

Technical instruction of design and fabrication of wind turbine tower

The seller submits design drawings and technical specifications of tower drum and is responsible for the design quality. The seller discloses and communicate materials about tower drum design/fabrication and dispatches technicians to the manufacturing plant the site to offer all-the-way technical instruction to each manufacturing plant (not more than two at most) for the first foundation and put forward suggestions and advice to the buyer for the problems found during the manufacturing process. For other tower drums, the buyer shall strictly construct according the procedure and requirement of the first tower drum manufacturing. Technicians of the seller will go to the factory regularly and propose suggestions and advice to the buyer according to manufacturing situation in written form.

Technical instruction of hoisting operation of the system

The seller is responsible for hoisting the generator system, including drawing up hoisting design and plan, hoisting worker and preparation of equipment. The seller shall propose suggestions and advice about the hoisting design and plan to the buyer and dispatches technician to the site within the time designated by the buyer to offer technical instruction about hoisting of generator set. When hoisting the first set, technician of the seller must provide all-the-way technical instruction and put forward suggestions and advice to the buyer in written form according to the hoisting situation after the hoisting is over. The seller will provide the complete special tool for hoisting.

Installation, debugging and reliability operation of the generator system

Installation, debugging and reliability operation of the generator system shall be completed by the seller who is responsible for the quality. Adjustment of equipment shall be completed by the foreign side. The buyer shall dispatch workers for cooperation if the seller requests.

Production and connection of 690V dynamic cable joints of each section of tower drum, connection between liaison interface within the system and cable of central monitoring system, production and connection of 690V transmission cable joints connected to the low-voltage distribution cabinet and box transformer substation entering the generators from outside of generators are finished by the buyer, and the seller offers technical instruction.

During the installation, debugging, reliability operation process, the seller shall inspection for failure, analyze reasons, eliminate failures and replace damaged parts if failure and damage appear due to the seller’s reason.

Monitoring system must be fully functional and put into normal use before the first generator goes into reliability operation.

Quality guarantee period

After the system pass reliability operation that is consecutive, unfailing, safe and stable for 360 hours and the pre-acceptance certificate is issued, the seller begins to offer quality guarantee period service in accordance with the contract, including guarantee of availability and power curve, failure inspection and elimination and repair of system, replacement of damaged parts, regular maintenance of system, upgrading of control software or adjustment of control interface’s displaying content according to the existing function of the system by the requirement of the buyer.

During the quality guarantee period, the seller shall provide written report about the wind farm to the buyer at the beginning of each month, which summarizes each and every generator’s running situation (including availability, power curve and shutdown caused by failure) in last month. The buyer may exchange advice with the seller about the problems reflected in the running report.

Periodic maintenance during quality guarantee period

Both parties shall sign management agreement during quality guarantee period. The seller shall carry out regular maintenance during this period according to stipulations in terms of maintenance time, personnel, equipment, maintenance content in the GCN1000 Type Unit On-Site Maintenance Operation Manual, which is prepared in strict accordance with relevant technical and safety principles in IEC standards and National Standards.

Technical training

The technical training that the seller offers refers to that the buyer’s staff received at the training center abroad. See the technical training plan offered by the seller in appendix 4 of this contract for specific time of the technical training.

Technical materials

The seller shall offer technical materials(including certificate of quality, specification, drawing, commissioning manual, installation manual, maintenance manual, safety manual, operation manual, testing report of all equipments; all information of purchased parts) in Chinese for the buyer for the purposes of completing system transport, foundation construction, tower frame fabrication, hoisting, installation, debugging, running, maintenance, testing, inspection, overhauling. Basic construction drawing shall meet the requirement of applicable China design and construction specifications and may be directly applied to on-site construction. Design drawing of tower drum shall be convenient for the manufacturer to draw up drawing transformation and processing technology.

See appendix 3 of the contract, technical materials and relevant documents offered by the seller for technical material list and required time for submission by the seller.

Miscellaneous

In view of actual situations of different project fields, data such as power curve, load, and environmental adaptation of the system will be calculated, inspectioned, and technically supported and the environmental adaptability and technical performance will be continuously improved according to the wind conditions.

Appendix 3 Technical materials and relevant documents offered by the seller

Technical materials the seller offers must belong to the same type of the products.

The list for the technical materials the seller offers is as follows:

•	Product instruction for wind generator system

•	Grid connection data

•	Installation manual

•	Operation/maintenance manual (electric manual\mechanical manual must meet the demand of the buyer for disassembling and installing equipment)

•	Specifications of cable (domestic equivalent specifications need to be provided)

•	Specifications of transformer

•	Specifications of fibre cable (domestic equivalent specifications need to be provided)

•	Construction drawing for wind generator foundation

•	Entire set of design and processing drawings for tower drum

•	Instructions for equipment package, hoisting and transport schematic, and packing materials, including transport precautions.

There must be detailed packing list within each packing box.

•	Operation and maintenance manual has already contained contents about safety and technology.

•	Outline of wind generator adjustment

•	Inspection of the products leaving factory, testing report, certificate of quality

•	All information of purchased parts

There should be eight copies of all technical materials in Chinese, and the electronic copy should be provided.

Appendix 4 Technical training

1. Training at seller’s factory

Training courses:

（1）	Safety training;

（2）	Principles of set structure and major parts;

（3）	Training about wind generator’s operation and maintenance;

（4）	Training about failure treatment of wind generator;

（5）	Training about principles of control system

Training time: within 2 months before delivering goods from factory

Theme	Content
Product knowledge – wind generator	Description of wind generator and its parts
Product knowledge – wind farm	Description of wind farm and its sub-system and parts
Product knowledge – electric system	Electric and electronic system, including sensor, brake, transformer and preventive lighting etc.
Product knowledge – blade	Description of blade, including brake and seesaw function
Product knowledge – hydraulic system
Assembling of nacelle; internship (assembled in work shop)	Participate in assembling system
Introduction of control system	In the assembling factory
Introduction of common failure inspection and repairing
Hoisting and commissioning	At wind farm field

Detailed training contents are determined at the first technical liaison meeting.

Appendix 5 Qualification and Responsibilities of Seller’s Technical Personnel

Technical Services and Design Liaison

The Seller provides its on-site technical services to maintain the safe and normal operation of equipments; during the bidding period, on-site service schedule (about number of persons and days) will be offered; the seller, in principle, may provide no more than 600 people for the seller to carry out the technical services. But, if needed, the seller will offer more personnel free of charge.

On-site Service Schedule

			Expatriate Personnel
No.	Contents	Planned Number of People * Days	Technical Title	Number of People	Remarks
1	Foundation Construction Supervision and Acceptance Inspection	3×15	Engineer	3
2	Tower Construction Supervision	3×20	Engineer
3	On-site Hoisting Guide	300	Engineer	5
4	On-site Debugging Service	300	Engineer
5	Basic Fan Motor Services	200	Engineer	4
6	On-site Training	10×16	Engineer	3
7	Two-year Maintenance Service	5×400	Engineer	3

Responsibilities of Seller’s personnel for on-site technical services are as follows:

Expedite equipment, carry out open-box inspection for goods, cope with quality problems, and confirm and sign the damage claim.

Guide the installation, and debug such equipment; participate in the trial running as well as the test and acceptance inspection on the performance.

Prior to the installation and the debugging, the seller shall prepare a debugging outline and introduce the program and methods to Buyer as the technical disclosure.

The Buyer shall well coordinate with the Seller’s personnel for on-site technical services and provide services on living and transportation for their convenience and the expenses shall be on Buyer’s cost.

The Seller, after the project implementation, shall designate special person for the design liaison and coordination of the following issues.

The design liaison will be held within the territory of the country, and the time and contents will be decided upon the negotiation of both parties.

Buyer’s confirmation of the design shall not be deemed to relieve Seller’s responsibility on the engineering. The design liaison plan shall be agreed upon later.

Appendix 6 Delivery Schedule of Contract Equipment and Construction Schedule

1.	The delivery sequence shall satisfy the requirements of construction schedule.

2.	The delivery schedule is as follows:

Equipment Delivery Schedule (fill in the time and schedule)

Delivery Time	Equipment Name	Quantity	Remark
July 15, 2010	1st Batch of Wind Turbine Generator System	20 Sets
August 10, 2010	2nd Batch of Wind Turbine Generator System	20 Sets
August 30, 2010	3rd Batch of Wind Turbine Generator System	10 Sets

Construction Schedule

No.	Contents	Schedule
1	Signing the Purchasing Contract of Wind Generator and coming into force

2	The Seller submitting elementary technical data (loading capacity and drawings of embedded parts. etc)	Within one week after receiving the advance payment

3	The Seller submitting manufacturing drawing of tower	Within one week after receiving the advance payment

4	Design Liaison Meeting
The first meeting shall be held in one week after signing the contract to review and discuss the basic design as well as the design drawings and details related to tower and the layout of Wind Turbine Generator System.
The second meeting shall be held in 30 days after signing the contract to discuss the equipment hoisting and transportation plan, manufacturing plan, issues concerning the electrical part, including short-circuit current, grounding, harmonic wave, power factor and voltage fluctuation etc, the selection and configuration of hardware of computer monitoring system, communication protocol of remote communication system and relevant technical documents on design.
The third meeting, on construction schedule, including delivery, training, installation, debugging and coordination, etc, shall be held in 60 days after the signing

5	System Delivery, or on-site assembly Special tools, spare products and part as well as consumables

6	On-site hoisting and debugging

8	Pre-acceptance

Appendix 7: Inspection standard and method

1. technical standard

The whole system shall be designed, manufactured and debugged as per latest general international standards approved by the authoritative institute and relevant standards issued by the State.

Major standards and specifications are:

CEE	Standards Approved by International Commission on Rules for the Approval of Electrical Equipment

IEC	Standards Approved by International Electrotechnical Commission

ISO	Standards Approved by International Standard Organization

DIN	German Industrial Standards

IEC-34	Standards for Designing Rotating Equipment

GB	China National Standard

DL	Electric Power Industry Standard of PRC

2.	inspection and test plan

The seller shall provide equipment quality control and test plan and equipment inspection standard to the buyer. The test plan includes all quality controls to be adopted on parts and the whole machine during the process of part production, assembly, transport, installation, adjustment and reliability operation. Plan timetable is to be listed and test plan shall list the test contents about major suppliers, sub-contractors or independent test organizations.

3.	Factory inspection

•
The seller must strictly inspection and test production link within factory. The contractual equipment provided by the seller must be issued with quality certificate, inspection record and test report, and as an assembling part of quality proving documents for delivery.

•	The scope of inspection includes raw materials and factory entrance of elements and parts, component processing, assembly, test until factory acceptance.

•	The buyer has the right to participate in the inspection of major parts and wind generator assembly process at the production site of the seller.

•	The seller shall provide assembly experiment of each wind generator, acceptance report of ex-factory and adjustment report in factory.

•	The seller is obligatory for providing quality certificate and technical documents of the complete machine and parts to the buyer.

4.	Overall principle of on-site inspection

On-site inspection refers to the wind generator equipment inspection upon arriving the buyer’s shipping port and installation site.

•
After the equipment is transported to the shipping port of the buyer, both the seller and the buyer shall inspection whether the external packing is damaged. The seller is responsible for repairing in case of damage.

•
The seller’s equipment packing must meet the requirement for domestic land transportation to the arranged site. The seller shall assume the fees if it does not meet the transport conditions. After the equipment is transported to the installation site of the buyer, both parties jointly inspection whether the external packing is damaged. The seller shall assume the penalty if the damage is not caused by transport.

•
After the equipments arrive at the site and inspectioned through custom and commercial department, both parties inspection components of wind generator and sign the recording table of delivery situation.

•	If situations such as wrong types or shortage of equipments are found, all the liabilities are born by the seller.

•
After completing equipment hoisting, the seller’s employees are responsible for installation and adjustment of wind generators. The seller shall perform the adjustment with the participation of the buyer’s employees. After adjustment is completed, the seller shall sign on the adjustment report and submit it to the buyer, and inform the buyer of the completion and that the 250-hour reliability operation may be conducted.

5. Contents of On-site Debugging

On-site Debugging shall include, but not limited to, the following contents:

•	Emergency shutdown

•	Braking test (all running conditions)

•	Property of yew system

•	Test of sudden load rejection

•	Overspeed Test

•	Engine-compartment Vibration Test

•	Auto-Run Function

The followings are instructions of on-site debugging contents, time and methods:

a)	Preparation for Debugging (about 1 day)

•	Examine the system grounding and insulation, including box transformer and power supply circuit provided by the owner;

•	Examine the system power supply and transmission circuits, including circuits among box transformer, control cabinet, converter and motor.

•	Connect electrical system of wind driven generator to power

•	Inspection whether the positions of mechanical components are proper

•	Examine electrical system, and connect system’s internal with power partially

•	Examine the wiring of control system

•	Examine the communication of control system

b)	System debugging (totally 2 days, yet subject to meteorological conditions, e.g. wind speed)

•	Test actions of safety chain

•	Test yaw and hydraulic system

•	Monitor functions of all subsystems, including adjustment and corrections

•	Test the low-speed barring of driving chain and speed-raising

•	Carry out associated debugging of control system and hydraulic system of wind driven generator, and realize the auto-start of the system.

c)	Trial running with limited power of wind driven generator

•	Auto-start the system, and carry out continuous test on separate load phase (limit the output power of generator according to the operation conditions: 20%, 50% and full power operation)

•	Complete the installation and debugging report.

6.	Reliability operation

•	After the completion of adjustment, single wind generator shall begin within 5 days the reliability operation for 250 hours.

•
The standard of reliability operation is that single wind generator runs consecutively, stably, safely and unfailingly for 250 hours. Wind generator’s automatic and customized remote restoration and manual restoration needing no repairing or replacement for any part are allowed during this period. Any shutdown through the above mentioned restoration can later be re-run will not be considered as failure, but the accumulated shutdown time through restoration correction may not exceed 10% of the time for reliability operation.

•	Moreover, breakdowns incurred by the followings shall not be considered as failures of fan motor:

•	Electric network failure (parameter of electric network is excluded in the technical specification)

•	Meteorological conditions, including wind regime and ambient temperature, are beyond the operating range specified in the technical specification.

•
During the operating period for reliability, the accumulated generation time shall be no less than 180 hours. If not, the operation for reliability will be carried on until it reaches the minimum 180 hours. During the period, in case of the occurrence of rated wind speed, the system shall reach the rated output power; if no such occurrence, the time for trial operation will be extended. The extended time, neither for assessment on accumulated generation time nor assessment on rated working condition, shall be not longer than 250 hours. During the extended period, the operation for reliability will be considered as passed as long as the accumulated generation time or the rated output power is satisfied. Moreover, the system, if failing to satisfy the accumulated time or the rated wind speed due to wind conditions but operating without any breakdowns during the entire period, will be considered as qualified.

•
During reliability operation period, the accumulative power-generating time of wind generator shall not be less than 180 hours. If the time is not sufficient, the reliability operation will extend to 180 hours for accumulated power-generating time,

•
During reliability operation period, any failure of the seller’s equipment shall not appear (i.e. after shutdown, wind generator can not be re-run through restoration without repairing or replacement of components.) once failure appears, the reliability running time will be re-recorded.

•
After each set passes consecutive 250-hour unfailing consecutive stable running, the buyer, the seller and the final user will sign pre-acceptance certificate of this set to prove that this set has passed the inspection of reliability operation.

•
If reliability of any set does not reach all the indexes and requirements specified in the contract, the seller shall repair or replace immediately and this set will be re-tested for reliability operation. When the unit re-reaches the indexes and requirements for reliability operation pre-acceptance, the buyer signs “passed” certificate on the pre-acceptance certificate.

Appendix 8 Inspection of power curve and availability

I. Inspection of power curve

1. Power curve

See the following table for the guaranteed power curve of this contract by the seller. This power curve is based on standard air density 1.225 kg/m3.

Wind speed m/s	Power kW
4	3
5	24
6	111
7	211
8	327
9	449
10	586
11	721
12	834
13	921
14	979
15	1011
16	1022
17	1019
18	1011
19	1001
20	992
21	984
22	988
23	989

GCN1000-56.6
1100
1000
900
800
700
600
500
400
300
200
100
0
Power 'kW]
0
2
4
6
8
10
12
14
16
18
20
22
24
26
Wind Speed [m/s]

2. Calculation and inspection method for power curve of wind generator

During the quality guarantee period, the seller’s guarantee value on power curve is more than or equal to 95% of the calculated amount of power generation on the basis of guaranteeing the power curve.

If the buyer has questions about the power curve of any set, it has the right to raise the question in the quality guarantee period and to measure the power curve by employing an internationally famous test organization (such as Garrad Hassan, PB Power or MEASNET member) according to the IEC 61400-12 standard on its own expenses. This test shall not affect the proceeding of quality guarantee period. If the result of the test shows that the set does not reach the guaranteed value on power curve:

•	The seller shall compensate the buyer the fees for conducting the power curve test.

•	The seller shall pay penalty for not reaching the guaranteed power curve value to the buyer in accordance with article 11.7 of the contract.

Formula for validating guaranteed power curve value:

                                                   Validating generating capacity (S) (unit: KW/H)

Actual guaranteed value (W) = —————————————  ×100%

                                                   Guaranteed generating capacity (S) (unit: KW/H)

Validating generating capacity (S) = wind frequency (WF) for calculating generating capacity × power curve value validated by a third party

Guaranteed generating capacity (B) = wind frequency (WF) for calculating generating capacity × power curve value validated by the seller.

Calculation of power amount shall be conduced with EXCEL or ALWIN. Wind frequency used for calculating power amount use vibound distribution or on-site actual wind frequency (wind measuring data require no less than one year) approved by both parties. This calculation shall be made by an independent authentification organization.

II. Inspection of availability

During quality guarantee period, the seller’s guarantee value for availability is more than or equal to 95%.

1. Calculation of availability

The formula for calculating availability is as follows:

× 100%,

Among which

A	availability [%]

P	statistical time part after modification The time part is the Gregorian calendar year, i.e. 8760 hours for general year and 8784 hours for leap year.

T	Total shutdown time, total shutdown time within P.

N	shutdown time not caused by the seller

N     Definition (for shutdown time not caused by the seller)

•	Grid interruption and invalidity besides normal grid parameters

•	Grid shutoff within plan

•	Failure of main transformer (if within the buyer’s scope of supply)

•	Maintenance (24 hours/year at most)

•	Test or expert study required by the buyer

•	Measurements proposed or required by the buyer

•	Shutdown of generator system caused by official requirements (such as noise class, flickering shadow.

•	Icing

•	Wind speed lower than cut-in wind speed

•	Wind speed higher than cut-in wind speed

•	Any shutdown caused by the buyer

•	Shutdown caused by the remote liaison problems within the obligation of the buyer

•	Lightening

•	Deliberate destroy or malicious damage

•	Storm

•	Environmental conditions beyond situations specified by “wind farm climate” documents

•	Stealing and theft

•	Strike, rebellion, domestic riot and civil war whether stated in advance or not

•	Earthquake and flood

•	External fire and explosion

•	Impact and crash caused by aircraft or other falling objects

•	Casting loose of cable

•	Self-test of system

Appendix 9 Special tools, spare parts and expendables

1. List of special tools (RMB Yuan)

Name	Name	Specification	Quantity	Unit	Unit price	Total price
1	Flat sling	3T-5 m	2	Piece	220	440
2	Prolonged nylon sling	10T-20M	2	Piece	4800	9600
3	Flat sling	10T-10M	2	Piece	2460	5280
4	Lifting wire rope	30T*5M	4	Piece	720	2880
5	19mm sleeve head	3/4"24mm	2	Piece	170	340
6	19mm sleeve head	3/4"27mm	2	Piece	170	340
7	19mm sleeve head	3/4"30mm	2	Piece	170	340
8	19mm sleeve head	3/4"32mm	2	Piece	170	340
9	19mm sleeve head	3/4"36mm	2	Piece	170	340
10	19mm sleeve head	3/4"41mm	2	Piece	170	340
11	25mm sleeve head	1"32mm	2	Piece	170	340
12	25mm sleeve head	1"36mm	2	Piece	170	340
13	25mm sleeve head	1"41mm	2	Piece	170	340
14	25mm sleeve head	1"46mm	2	Piece	170	340
15	Blade protective tool	GCN-T-B001	1	Piece	2,000	2,000
16	Slinger	10t	4	Piece	400	1600
17	Special hoisting tool for tower frame	GCN-T-T001	2	Piece	6,000	12,000
18	Special hoisting tool for nacelle	GCN-T-N001	4	Piece	1,200	4,800
19	Back safety belt		10	Set	2,800	28,000
20	Escape system		10	Set
21	Special torque spanner		2	Set
Total						70,000
Favorable price						57,500

2. List of spare parts (RMB Yuan)

S.N.	Equipment name	specification	Unit	Quantity	Unit Price	Total Price
1	Spare part kits for control system, each set contains:		Set	5
	Wind speed sensor (with signal cable)	Thics 4.3518 NPN with heating	No.	20	4, 900	98,000
	Wind direction sensor (with signal cable)	Carlo GavazziDWS with heating	No	20	4,300	86,000
	System main controller	Mita WP 3000	No	5	80,062	400,310

2	Electric spare part kits, each set includes:		Set	5
	Breaker	GV2ME16/9-14A	No	5	288	1,440
	Soft cut-in model	WP4060	No	5	22,000	110,000
	Contactor for capacitor compensation	Schnaid LCIDK(690V)	No	5	200	1,000
	Inductance limit switch (Inductance type)	TURCK Bi- EM12E AP45XLD-H1141 2mm	No	30	280	8,400
	Fuse (of different categories)	Schnaid NHOO 100A 690V	No	30	95	2,850
	Motor contactor	Schnaid LCD09	No	10	200	2,000
	Protective device for motor overload (thermal relay)	Schnaid LRD 07	No	20	200	4,000
	Soft starter of motor	Mita 8936080	No	20	3,800	76,000
	Protective device for motor short-circuit	GV2ME07 (0.6A-2.5A)	No	20	300	6,000
	24v Relay	OMORON G2R-1 –SNIS 24VDC	No	20	200	4,000

3	Spare part kits for yawing system, each set contains:		Set	5
	Hydraulic station motor of yawing system	ABB (SHANGHAI) M2QA 112M4A	No	5	3,000	15,000

4	Spare part kits for hydraulic mechanism, each set contains		Set	5
	Wheel hub hydraulic station motor	ABB (SHANGHAI) M2QA 80M4B	No	5	3,000	15,000

5	Other spare part kits, each set includes:		Set	5
	Safe valve of blade tip(burst valve)	Niming 120 Bar Press	No	50	1,500	75,000
	Motor of cooling water pump	ABB (SHANGHAI) M2QA 80M2B		5	3,000	15,000
	Oil pump of main gear	ABB ( SHANGHAI ) M2QA 132M6A	No	5	3,000	15,000
	Brake pad	KTR ( SHANGHAI ) 490 1925 - 001	No	20	3,000	60,000
	Micro-switch of brake caliper	German SVENDBORG Sensie	No	5	1,000	5,000
Total

3. Consumables list (RMB Yuan)

No.	Name.	Model	Unit	Quantity	Price/unit	Price
1	Hydraulic oil	SHC 524	Litre	640	100	64,000
2	grease used for generator	Mobiltemp 1	ＫＧ	5	70	350
3	Grease used for yawing bearing	Mobilux EP2	ＫＧ	15	150	2,250
4	Master gear lubricant	SHC 632	Litre	3,600	105.81	380,920
5	Master gear lubricant filter	1300 R	Set	50	2,800	140,000
6	Yawing lubricant filter	ＲＦＡ－６３Ｘ１０ＬＹ	Set	50	500	25,000
7	Wheel hub hydraulic oil filter	ＨＸ－ＢＨ－２５Ｘ１０	Set	50	500	25,000
8	Elastic component of oscillation bearing	DW-HP-4022	Set	20	2,124	42,480
９	Generator carbon brush		No.	100
10	Total					680,000
	Favorable price					100,000

Appendix 10: Acceptance certificate form

Guoce GCN1000/56.6 Type Wind Turbine Generator System

Acceptance Certificate

Wind Turbine Generator System Model

GCN1000/56.6

No. of Ex-factory	Date of Ex-factory

Manufacturer: Wuhan Guoce Nordic New Energy Co., Ltd.

Project title:

Guoce Nord GCN1000/56.6 type Wind Turbine Generator System is manufactured by Wuhan Guoce Nordic New Energy Co., Ltd. and is responsible for the installation guidance and commissioning, since the date of commissioning completion, it will undergo 250h commissioning. The Wind Turbine Generator System will enter into quality warranty, and then the Seller will not be responsible for the operation and maintenance responsibility. After the certificate is signed by representatives of both Buyer and Seller, it will have the legal force, both Buyer and Seller should implement strictly.

Seller’s representative:	Buyer’s representative:

Date:	Date: